                                                                    Exhibit 10.1

                            ASSET PURCHASE AGREEMENT




                                     BETWEEN


                                SOUTHWIRE COMPANY

                                  "PURCHASER,"

                                       AND

                         GENERAL CABLE INDUSTRIES, INC.

                                    "SELLER"

                                       AND


                            GENERAL CABLE CORPORATION

                                  "SHAREHOLDER"



                          DATED AS OF SEPTEMBER 5, 2001

                                TABLE OF CONTENTS

                                                                                               PAGE


ARTICLE 1         PURCHASE AND SALE OF ASSETS....................................................1
         1.1      Purchase and Sale of Assets....................................................1
         1.2      Excluded Assets................................................................4
         1.3      Cyber Technologies Assets......................................................5
         1.4      Cyber Technologies Inventory...................................................5
         1.5      Armored Cable Inventory........................................................6

ARTICLE 2         ASSUMPTION OF LIABILITIES......................................................6
         2.1      Assumption.....................................................................6
         2.2      Excluded Liabilities...........................................................6

ARTICLE 3         CALCULATION AND PAYMENT OF PURCHASE PRICE......................................8
         3.1      Calculation of Purchase Price..................................................8
         3.2      Determination of Inventory Purchase Price......................................9
         3.3      Reconciliation of Closing Inventory Purchase Price and Inventory Purchase
                  Price ........................................................................12
         3.4      Closing Date and Adjustment Date Payments.....................................12
         3.5      Transfer Expenses.............................................................13
         3.6      Delivery of Certain Acquired Assets...........................................13
         3.7      Option to Purchase Certain Excluded Assets....................................14
         3.8      Allocation of Purchase Price..................................................15

ARTICLE 3A        CYBER TECHNOLOGIES INVENTORY..................................................15
         3A.1     Purchase Price................................................................15
         3A.2     Determination of CT Inventory Purchase Price..................................15
         3A.3     Reconciliation of Closing CT Inventory Purchase Price and CT Inventory
                  Purchase Price ...............................................................16
         3A.4     Closing Date and CT Adjustment Date Payment...................................17
         3A.5     Transfer Expenses.............................................................17

ARTICLE 4         PROCEDURE FOR CLOSING.........................................................17
         4.1      Time and Place of Closing.....................................................17
         4.2      Transactions at the Closing...................................................18
         4.3      Conveyance of Title to Real Property..........................................20
         4.4      Survey and Inspection of Property.............................................21
         4.5      Environmental Audits and Remediation..........................................21
         4.6      Certain Consents..............................................................24
         4.7      Eminent Domain................................................................25
         4.8      Further Assurances............................................................25
         4.9      Regarding Certain Equipment...................................................25

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER......................25
         5.1      Organization and Qualification................................................25
         5.2      Authority.....................................................................26

         5.3      Subsidiaries; Joint Ventures..................................................26
         5.4      Financial Statements..........................................................26
         5.5      Inventories...................................................................27
         5.6      Adequacy of Acquired Assets...................................................27
         5.7      Personal Property.............................................................27
         5.8      Real Property.................................................................28
         5.9      Contracts.....................................................................30
         5.10     Intellectual Property.........................................................31
         5.11     Insurance.....................................................................32
         5.12     Environmental Matters and OSHA................................................32
         5.13     Litigation....................................................................36
         5.14     Absence of Changes............................................................36
         5.15     Brokers and Finders...........................................................37
         5.16     Labor Matters.................................................................37
         5.17     Governmental Approval and Consents............................................38
         5.18     Taxes.........................................................................38
         5.19     Employee Benefit Plans........................................................39
         5.20     Compliance with Laws..........................................................39
         5.21     Governmental Approval and Consents............................................40
         5.22     Compliance with the Immigration Reform and Control Act........................40
         5.23     Correctness of Representations................................................40
         5.25     Other Transactions............................................................41

ARTICLE 6         REPRESENTATIONS AND WARRANTIES OF PURCHASER...................................41
         6.1      Organization and Qualification................................................41
         6.2      Authority.....................................................................41
         6.3      Litigation....................................................................42
         6.4      Correctness of Representations................................................42
         6.5      Brokers and Finders...........................................................42
         6.6      Governmental Approval and Consents............................................42
         6.7      Cyber Technologies Assets.....................................................42
         6.8      Compliance with Laws..........................................................42
         6.9      Taxes.........................................................................43
         6.10     CT Inventory..................................................................43

ARTICLE 7         COVENANTS.....................................................................43
         7.1      Conduct of Business Prior to Closing..........................................43
         7.2      Access and Information........................................................44
         7.3      Notification of Changes.......................................................44
         7.4      [Intentionally Omitted].......................................................45
         7.5      Other Transactions............................................................45
         7.6      Consents......................................................................45
         7.7      [Intentionally Omitted].......................................................45
         7.8      Additional Reports............................................................46
         7.9      Conditions Precedent..........................................................46
         7.10     Environmental Permits.........................................................46
         7.11     [Intentionally Omitted].......................................................46

                                     - ii -

         7.12     Discharge of Liens and Encumbrances...........................................46
         7.13     Environmental Fines...........................................................46
         7.14     Treatment of `Boneyards'......................................................46
         7.15     Protection of Cyber Technologies Assets.......................................46
         7.16     Seller Access and Information.................................................47

ARTICLE 8         CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER..............................47
         8.1      Certificate Regarding Schedules and Representations and Warranties............47
         8.2      Compliance by Seller..........................................................48
         8.3      No Injunction; Etc............................................................48
         8.4      Operation in the Ordinary Course..............................................48
         8.5      Consents; Authorizations; Approval of Legal Matters...........................48
         8.6      [Intentionally Omitted].......................................................48
         8.7      [Intentionally Omitted].......................................................48
         8.8      Incumbency....................................................................48
         8.9      Certified Resolutions.........................................................48
         8.10     Basic Corporate Documents.....................................................49
         8.11     Satisfaction of Title Objections and Release of Certain Liens.................49
         8.12     Accuracy of Schedules.........................................................49
         8.13     No Adverse Change.............................................................49
         8.14     Instruments of Transfer.......................................................49
         8.15     Acquisition Documents.........................................................49
         8.16     Title Commitments; Surveys....................................................49
         8.17     Satisfaction of Subdivision Requirement.......................................50
         8.18     Proceedings...................................................................50
         8.19     Condition of Acquired Assets..................................................50
         8.20     HSR Act.......................................................................50
         8.21     [Intentionally Omitted].......................................................50
         8.22     Transition Services Agreement.................................................50
         8.23     Documentation.................................................................50

ARTICLE 9         CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND THE SHAREHOLDER.............51
         9.1      Certificate Regarding Representations and Warranties..........................51
         9.2      Compliance by Purchaser.......................................................51
         9.3      Certified Resolutions.........................................................51
         9.4      Basic Corporate Documents.....................................................51
         9.5      No Injunction; Etc............................................................51
         9.6      Incumbency....................................................................51
         9.7      Certificates..................................................................52
         9.8      Acquisition Documents.........................................................52
         9.9      Hart-Scott-Rodino Act.........................................................52
         9.10     Proceedings...................................................................52
         9.11     Documentation.................................................................52
         9.12     Satisfaction of Subdivision Requirement.......................................52


         9.13     Instruments of Transfer.......................................................52
         9.14     Condition of Acquired Assets..................................................52
         9.15     Consents; Authorizations; Approval of Legal Matters...........................52

ARTICLE 10        MUTUAL COVENANTS..............................................................53
         10.1     Governmental Filings..........................................................53
         10.2     Further Mutual Covenants......................................................53
         10.3     Prorations....................................................................53

ARTICLE 11        POST CLOSING MATTERS..........................................................54
         11.1     Employment of Employees.......................................................54
         11.2     Seller's Responsibilities.....................................................55
         11.3     Seller's Benefit Plans........................................................55
         11.4     [Intentionally Omitted].......................................................55
         11.5     Non-Solicitation..............................................................56
         11.6     Discharge of Business Obligations.............................................56
         11.7     Maintenance of Books and Records..............................................56
         11.8     Payments Received.............................................................56
         11.9     UCC Matters...................................................................57
         11.10    Covenant Not to Compete.......................................................57
         11.11    Cooperation...................................................................59
         11.12    Use of General Cable Trademark................................................59
         11.13    WARN Act......................................................................59
         11.14    Reimbursement for Severance Liabilities.......................................59
         11.14    Reimbursement for Severance Liabilities.......................................60
         11.16    Subdivisions..................................................................61
         11.17    Plano Facility................................................................61

ARTICLE 12        CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS; ACCESS TO CUSTOMERS....................62
         12.1     Confidentiality...............................................................62
         12.2     Public Announcements..........................................................62
         12.3     Access to Customers...........................................................62

ARTICLE 13        TERMINATION...................................................................62
         13.1     Termination...................................................................62
         13.2     Effect of Termination.........................................................63

ARTICLE 14        INDEMNIFICATION...............................................................64
         14.1     Agreement of Seller and Shareholder to Indemnify..............................65
         14.2     Agreement of Purchaser to Indemnify Seller and Shareholder....................65
         14.3     Procedures for Indemnification................................................66
         14.4     Defense of Third Party Claims.................................................67
         14.5     Settlement of Third Party Claims..............................................68
         14.6     Duration......................................................................68
         14.7     Limitations...................................................................68
         14.8     Adjustment to Purchase Price..................................................69

ARTICLE 15        GENERAL PROVISIONS............................................................69
         15.1     Arbitration...................................................................69
         15.2     Fees and Expenses.............................................................71
         15.3     Notices.......................................................................71
         15.4     Assignment; Binding Effect....................................................72
         15.5     No Benefit to Others..........................................................72
         15.6     Headings, Gender, and Person..................................................73
         15.7     Counterparts..................................................................73
         15.8     Integration of Agreement......................................................73
         15.9     Time of Essence...............................................................73
         15.10    Governing Law.................................................................73
         15.11    Partial Invalidity............................................................73
         15.12    Investigation.................................................................73
         15.13    Definition of `knowledge'.....................................................74
         15.14    Patronage.....................................................................74

                                TABLE OF EXHIBITS


Exhibit A         Categories of Building Wire
Exhibit B         Capital Leases
Exhibit C         Form of Transition Services Agreement
Exhibit D         Form of Trademark License Agreements
Exhibit E         Form of Lease
Exhibit F         Escrow Agreement

                        CROSS REFERENCES TO DEFINED TERMS

TERM                                                                  SECTION IN WHICH DEFINED

Accounting Arbitrator                                                      Section 3.2(c)
Acquired Asset(s)                                                          Section 1.1(l)
Acquisition Documents                                                      Section 5.2
Acquisition Proposal                                                       Section 7.5
Additional Costs                                                           Section 4.5(e)(i)
Adjustment Date                                                            Section 3.3(c)
Affiliate                                                                  Section 5.25
Agreement                                                                  Preamble
Assigned Contracts                                                         Section 1.1(d)
Assumed Liabilities                                                        Section 2.1
Beneficiary                                                                Section 10.3(d)
Books and Records                                                          Section 1.1(h)
Business                                                                   Recital A
CERCLA                                                                     Section 5.12(k)(ii)
Closing                                                                    Section 4.1
Closing CT Inventory Purchase Price                                        Section 3A.2(a)
Closing Date                                                               Section 4.1
Closing Finished Goods Inventory Purchase Price                            Section 3.2(a)
Closing Inventory Purchase Price                                           Section 3.1.(b)
Closing WIP and Raw Materials Inventory Purchase Price                     Section 3.2(e)
Code                                                                       Section 5.18(b)
Competing Business                                                         Section 11.10(a)
Contract(s)                                                                Section 1.1(d)
CT Accounting Arbitrator                                                   Section 3A.2(b)
CT Adjustment Date                                                         Section 3A.3(c)
CT Determination Materials                                                 Section 3A.2(b)
CT Inventory                                                               Section 1.4
CT Inventory Purchase Price                                                Section 3A.1
CT Objection                                                               Section 3A.2(b)
Cyber Technologies Assets                                                  Section 1.3
Damaged Inventory                                                          Section 3.2(h)(ii)
Determination Materials                                                    Section 3.2(c)
Disclosure Letter                                                          Section 5.1
Effective Time                                                             Section 4.1
Employee Benefit Plan                                                      Section 5.19(a)
Environmental Audit Report(s)                                              Section 4.5(b)
Environmental Consultants                                                  Section 4.5(b)
Environmental Inspection                                                   Section 4.5(a)
Environmental Law(s)                                                       Section 5.12(k)(ii)
Environmental Liabilities                                                  Section 5.12(k)(iv)
Environmental Litigation                                                   Section 5.12(k)(i)
Environmental Matter                                                       Section 5.12(k)(iii)

                                    - vii -

Environmental Permits                                                      Section 5.12(k)(v)
Equipment                                                                  Section 1.1(c)
Equipment Charges                                                          Section 10.3(b)(ii)
ERISA                                                                      Section 5.19(a)(i)
ERISA Affiliate                                                            Section 5.9(a)
Escrow Agreement                                                           Section 13.2(c)
Excluded Assets                                                            Section 1.2
Excluded Liabilities                                                       Section 2.2
Executive Review                                                           Section 15.1(i)
Financial Statements                                                       Section 5.4
Final WIP and Raw Materials Inventory Purchase Price                       Section 3.2(e)
Final Finished Goods Inventory Purchase Price                              Section 3.2(b)
Fixed Purchase Price                                                       Section 3.1(a)
Furniture and Fixtures                                                     Section 1.1(j)
GAAP                                                                       Section 3A.1
Goods Contracts                                                            Section 5.9(a)(iii)
Governmental Authority                                                     Section 5.13
Hazardous Substance(s)                                                     Section 5.12(k)(vi)
Hired Employee(s)                                                          Section 11.1
HSR Act                                                                    Section 5.21
Immigration Laws                                                           Section 5.22
Indemnification Claim                                                      Section 14.3(a)
Indemnitee                                                                 Section 14.3
Indemnitor                                                                 Section 14.3
Intellectual Property                                                      Section 1.1(g)
Inventory                                                                  Section 1.1(e)
Inventory Purchase Price                                                   Section 3.1(b)
Kingman Pond Property                                                      Section 1.1(a)
Knowledge                                                                  Section 15.13
Labor Claims                                                               Section 5.16
Lease                                                                      Section 11.16(c)
Litigation                                                                 Section 5.13
Losses                                                                     Article 14
Material Adverse Change                                                    Section 7.3
Negotiation Period                                                         Section 14.3(c)
Net Proceeds                                                               Section 11.14
Non-Standard Lengths                                                       Section 3.2(h)(vi)
Non-Transferable Inventory                                                 Section 3.2(h)(i)
Notice Period                                                              Section 14.4(a)
Objection                                                                  Section 3.2(c)
Obsolete Material                                                          Section 3.2(h)(iii)
Offer Notice                                                               Section 11.10(c)
Option                                                                     Section 3.7
Option Asset                                                               Section 3.7
Option Notice                                                              Section 3.7
Option Price                                                               Section 3.7

Option Term                                                                Section 3.7
Order                                                                      Section 5.12(k)(vii)
Payee                                                                      Section 10.3(d)
Payor                                                                      Section 10.3(d)
Permits                                                                    Section 1.1(i)
Permitted Encumbrances                                                     Section 1.1(l)
Person                                                                     Section 15.6
Personal Property Taxes                                                    Section 10.3(b)(iv)
Plano Facility                                                             Section 1.1
Plano Offer Notice                                                         Section 11.17(a)
Plano Rod Mill Facility                                                    Section 1.2(l)
Plano Wire Mill Facility                                                   Section 1.1
Product Racks                                                              Section 1.2(l)
Proration Items                                                            Section 10.3(a)
Purchase Price                                                             Section 3.1(c)
Purchaser                                                                  Preamble
Purchaser Indemnitees                                                      Section 14.1
RCRA                                                                       Section 5.12(k)(ii)
Real Property                                                              Section 1.1(a)
Recipient                                                                  Section 10.3(d)
Rod Mill Equipment                                                         Section 1.2(l)
Salaried Plan                                                              Section 2.1
Second Offer Notice                                                        Section 11.10(c)
Seller                                                                     Preamble
Seller Indemnitees                                                         Section 14.2
Seller Pension Plan                                                        Section 5.19(c)
Services Contracts                                                         Section 5.9(a)(iii)
Severance Liabilities                                                      Section 2.1
Shareholder                                                                Preamble
Short Lengths                                                              Section 3.2(h)(v)
Slow Moving Inventory                                                      Section 3.2(h)(iv)
Subdivision Date                                                           Section 11.16(b)(i)
Target                                                                     Section 11.10(c)
Tax or Taxes                                                               Section 5.18(a)
Tax Return                                                                 Section 5.18(c)
Term                                                                       Section 11.16 (c)
Termination Date                                                           Section 13.1
Territory                                                                  Section 11.10(a)
Threshold Amount                                                           Section 14.7(a)
Third Party Claim                                                          Section 14.4
Third Party Option Notice                                                  Section 3.7
Title Commitments                                                          Section 8.16
Transition Services Agreement                                              Section 8.22
Utility Charges                                                            Section 10.3(b)(i)
Vehicles                                                                   Section 1.1(f)
WARN Obligations                                                           Section 11.13

Watkinsville Landfill Property                                             Section 1.1(a)
WIP Determination Materials                                                Section 3.2(f)
WIP Objection                                                              Section 3.2(f)

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of September 5, 2001, between Southwire Company, a Delaware corporation ("Purchaser"), General Cable Corporation, a Delaware corporation
("Shareholder"), and General Cable Industries, Inc., a wholly owned subsidiary of Shareholder and a Delaware corporation ("Seller").

         A. Seller and Shareholder, through its ownership of Seller and otherwise, are engaged in the business of the design, manufacture and sale of building wire of the types listed on EXHIBIT A at Seller's wire manufacturing facilities in Kingman, Arizona, Plano, Texas and Watkinsville, Georgia and the marketing, distribution and sale of such building wire throughout the fifty United States and Puerto Rico (the "Business").

         B. Shareholder is the owner of all of the issued and outstanding capital stock of Seller and will benefit from the sale by Seller of the assets used in the Business as herein provided.

         C. Subject only to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, Seller desires to sell and Purchaser desires to purchase specified assets of Seller used in the Business, subject to specified exceptions. In addition, Shareholder will cause its subsidiary, General Cable Technologies Corp., to transfer certain intellectual property used by Seller in the Business to Purchaser.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                           PURCHASE AND SALE OF ASSETS

         1.1 PURCHASE AND SALE OF ASSETS. At the Closing (as hereinafter defined), on and subject to the terms and conditions of this Agreement, Seller shall, and Shareholder shall cause General Cable Technologies Corp. to, sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall purchase, acquire, and accept, all of the right, title, and interest of Seller and General Cable Technologies Corp., as the case may be, in and to (i) the Business and all goodwill related to the Business, (ii) the name "Romex" and all marks and goodwill associated therewith (whether or not registered), (iii) all of the assets, properties, and rights of Seller used in the Business and located at its Watkinsville, Georgia facility or its Kingman, Arizona facility, (iv) Inventory used in the Business, wherever located and whether or not reflected on the books of Seller (except as may be specifically excluded by this Agreement), and (v) the machinery and equipment used in the Business and located at the Seller's wire mill facility in Plano, Texas (the "Plano Wire Mill Facility") (for purposes hereof, the Plano Wire Mill Facility and the Plano Rod Mill Facility (as hereinafter defined) shall be referred to, collectively, as the "Plano Facility"), in each case free and clear of all liens, claims, charges, security interests, and encumbrances of any kind or nature other than Permitted Encumbrances (as hereinafter defined), and consisting of the following, as the same shall exist at the Closing Date (as hereinafter defined) and to the extent the same are used in the Business:

                  (a) All real property owned by Seller and used in the Business
(i) in Watkinsville, Georgia, but excluding the landfill and surrounding property located at Seller's facility in Watkinsville, Georgia (the "Watkinsville Landfill Property"), and (ii) in Kingman, Arizona, but excluding the former settlement ponds and surrounding property located at Seller's facility in Kingman, Arizona (the "Kingman Pond Property"), together with all of Seller's right, title, and interest in the buildings, fixtures, and improvements located on all such real property (other than the Watkinsville Landfill Property and the Kingman Pond Property), and all water lines, rights of way, uses, licenses, easements, hereditaments, tenements, and appurtenances belonging or appertaining thereto and any and all assignable warranties of third parties with respect thereto (the "Real Property");

                  (b) [INTENTIONALLY OMITTED]

                  (c) All machinery, equipment, spare parts, supplies, tools, jigs, product racks, dies, computers, terminals, computer equipment (other than all radio frequency equipment and computers, terminals and computer equipment which are leased), office equipment, business machines, telephones and telephone systems, parts, accessories, and the like, located at the Real Property or the Plano Wire Mill Facility, including, without limitation, the equipment and projects listed on EXHIBIT B hereto, and any and all assignable warranties of third parties with respect thereto (the "Equipment");

                  (d) To the extent that assignment to Purchaser is permitted by applicable law, all of the contracts, leases, subleases, warranties, commitments, agreements, sales orders and other executory commitments specifically listed on SCHEDULES 1.1(D) and 5.10 of the Disclosure Letter (individually, a "Contract" and collectively, the "Contracts"); it being expressly understood by the parties that Seller and Shareholder are under no obligation, except as may otherwise be provided herein, to obtain consent for or to assign any such items, including customer or buying group contracts, that are not specifically identified on SCHEDULES 1.1(D) or 5.10 of the Disclosure Letter as the "Assigned Contracts";

                  (e) All raw materials other than copper cathode, work-in-progress, finished goods, goods held for resale, samples and promotional literature wherever located (the "Inventory");

                  (f) All motor vehicles, trucks, forklifts, and other rolling stock and all assignable warranties of third parties related thereto (the "Vehicles");

                  (g) All the patents, designs, art work, labels, specifications, designs-in-progress, formulations, know-how, prototypes, inventions, trademarks, trade names, trade styles, service marks, together with all goodwill associated therewith, and copyrights; all registrations and applications therefor, both registered and unregistered, foreign and domestic; all trade secrets, technology or processes; and all confidential or proprietary information that are listed on SCHEDULE 5.10 of the Disclosure Letter and are either (i) owned by or negotiated in the name of Seller or General Cable Technologies Corp. for use in the Business or (ii) as to which Seller or General Cable Technologies Corp. has rights as licensee for use in the Business which, for the avoidance of doubt, shall not include the name "General Cable" or any variation or derivation of that name (the "Intellectual Property");

                  (h) All existing data, data bases, books, records (except those records in Seller's corporate offices or at off-site storage facilities which are duplicates of the books and records of the Business), correspondence, records of sales, customer and vendor lists, files, and, to the extent permitted under applicable law or regulation, copies of historical personnel payroll and, if in Seller's possession, medical records of each of the Hired Employees (as defined in Section 11.1 hereof) in the possession of Seller, including without limitation, employment applications, corrective action reports, disciplinary reports, notices of transfer, notices of rate changes, other similar documents, and any summaries of such documents regularly prepared by Seller; all reported medical claims made for each Hired Employee; and all manuals and printed instructions of Seller relating to the Acquired Assets (as hereinafter defined) or to the operations conducted by Seller at Watkinsville, Georgia or Kingman, Arizona (the "Books and Records");

                  (i) To the extent assignable under applicable law or regulation, all licenses, franchises, permits, certificates, consents, and other governmental or quasi-governmental authorizations of Seller or applications therefor (the "Permits");

                  (j) All furniture, fixtures, and leasehold improvements located on the Real Property, and any and all assignable warranties covering such furniture, fixtures, and leasehold improvements owned by Seller or in which Seller has an interest ("Furniture and Fixtures");

                  (k) All refunds; all choses in action, causes of action, claims, and demands of Seller related to any of the assets, rights or properties of Seller otherwise described in this Section 1.1, including without limitation, rights to returned or repossessed goods and rights as an unpaid vendor, rights of recovery, rights of set-off and rights of recoupment; all security deposits and utility deposits; and

                  (l) All assets identified on SCHEDULE 1.1.1 of the Disclosure Letter.

         All of the items described in this Section 1.1 to be purchased by Purchaser and which are not Excluded Assets as defined in Section 1.2 hereof are hereinafter collectively referred to as the "Acquired Assets." For purposes of this Agreement, "Permitted Encumbrances" shall mean (i) liens for taxes not yet due and payable (other than taxes arising out of the transactions contemplated by this Agreement), (ii) such other title imperfections waived or not otherwise objected to by Purchaser pursuant to the provisions of Sections 4.4 and 4.5 of this Agreement, (iii) such encumbrances, if any, that, in the aggregate, do not materially and adversely detract from the value, or materially and adversely interfere with the present use of any of the Acquired Assets, including the Real Property or the Cyber Technologies Assets, as the case may be, and (iv) liens and encumbrances otherwise specifically permitted hereunder.

         1.2 EXCLUDED ASSETS. Seller shall not sell and Purchaser shall not purchase or acquire and the Acquired Assets shall not include:

                  (a) Any cash, cash equivalents, accounts receivable, notes receivable, notes, investment securities or receivables related to scrap sold to scrap dealers;

                  (b) Any assets, properties, or rights of Seller not used in the Business;

                  (c) The assets of any Employee Benefit Plan maintained by Seller for the benefit of the employees of the Business or to which Seller has made any contribution;

                  (d) The assets and properties used in the Business which have been disposed of since the date of this Agreement, provided such disposition has been made in accordance with the terms hereof;

                  (e) Seller's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders, tax returns and records, books of account and ledgers, and such other records having to do with Seller's organization or stock capitalization;

                  (f) Any rights which accrue or will accrue to Seller or Shareholder under this Agreement;

                  (g) Any rights to any of Seller's insurance policies, refunds, rebates, premiums, or proceeds from insurance coverages relating to the Business (except as provided in Section 8.19 hereof );

                  (h) Any rights to any of Seller's claims for any federal, state, local, or foreign tax refund;

                  (i) The Plano Facility and all of Seller's right, title and interest in the buildings, fixtures and improvements located thereon;

                  (j) The Watkinsville Landfill Property;

                  (k) The Kingman Pond Property;

                  (l) All machinery, equipment, tools, jigs, dies, computers, terminals, computer equipment, office equipment, business machines, telephones and telephone systems, parts, accessories, and the like, and any and all assignable warranties of third parties with respect thereto (the "Rod Mill Equipment") located at Seller's rod mill facility in Plano, Texas (the "Plano Rod Mill Facility");

                  (m) Any product racks located at any location other than the Real Property or the Plano Wire Mill Facility (the "Product Racks");

                  (n) All rights of Seller and Shareholder against third parties in respect of environmental claims or other matters for which Seller and Shareholder indemnify the Purchaser Indemnitees pursuant to Article 14;

                  (o) All copper cathode;

                  (p) Any rights or interest in any collective bargaining agreement or other agreement between Seller or Shareholder and any union or other labor organization arising from facts occurring prior to the Effective Time or, with respect to any such agreements not expressly assumed by Purchaser, arising from facts occurring at any time;

                  (q) Non-Transferable Inventory excluded by Purchaser pursuant to Section 3.2 hereof;

                  (r) All other assets, other than Inventory, located at the Seller's distribution centers;

                  (s) All rights of Seller against suppliers of the Inventory including, without limitation, Seller's rights to receive refunds or rebates in connection with its purchase of such Inventory; and

                  (t) All rights under Contracts other than Assigned Contracts.

         The assets described in this Section 1.2 are hereinafter collectively referred to as the "Excluded Assets".

         1.3 CYBER TECHNOLOGIES ASSETS. At the Closing, on and subject to the terms and conditions of this Agreement, Purchaser shall sell, assign, transfer, convey and deliver to Seller, and Seller shall purchase, acquire and accept from Purchaser, all of the right, title, and interest of Purchaser in and to the machinery, equipment, spare parts and supplies listed on SCHEDULE 1.3 of the Disclosure Letter, free and clear of all liens, claims, charges, security interests and encumbrances of any kind or nature other than Permitted Encumbrances. All of the items described in this Section 1.3 to be purchased by Seller are hereinafter referred to as the "Cyber Technologies Assets." Seller and Shareholder are under no obligation to hire any employee of Cyber Technologies and are not assuming any liabilities of or relating to Cyber Technologies.

         1.4 CYBER TECHNOLOGIES INVENTORY. At the Closing, on and subject to the terms and conditions of this Agreement, Purchaser shall, upon Seller's exercise of its option, sell, assign, transfer, convey and deliver to Seller, and Seller may, at its option, to be exercised on or prior to the date which is seven (7) days prior to the Closing Date, purchase, acquire and accept from Purchaser, all of the right, title, and interest of Purchaser in and to all raw materials, work-in-progress, finished goods, goods held for resale, scrap, sample, and promotional literature, and supplies wherever located owned and held by Purchaser for use exclusively in its Cyber Technologies Division (the "CT Inventory").

         1.5 ARMORED CABLE INVENTORY. At the Closing, on and subject to the terms and conditions of this Agreement, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all of the right, title and interest of Seller in and to all armored cable Inventory of Seller, wherever located, together with all rights of Seller against suppliers of the armored cable Inventory. The sale of armored cable Inventory shall be on an "AS IS, WHERE IS" basis, with all faults. Seller shall crate and ship such Inventory to a U.S. destination designated by Purchaser, at Purchaser's expense. At Closing, Purchaser shall pay Seller the aggregate book value of Seller's armored cable Inventory. Any transfer expenses relating to the sale of the armored cable Inventory shall be managed in the same manner as those for the Acquired Assets specified in Section 3.5.

                                    ARTICLE 2
                            ASSUMPTION OF LIABILITIES

         2.1 ASSUMPTION. Subject to Section 2.2 hereof, as of the Effective Time, Purchaser shall assume responsibility for the performance and satisfaction of all of the executory obligations and liabilities of Seller arising from and after the Closing Date, pursuant to the Contracts identified in SCHEDULE 1.1(D) of the Disclosure Letter , but in each case excluding any obligations or liabilities arising from or relating to any breach or violation of the Contracts by Seller or default under the Contracts by Seller.

         The obligations and liabilities specifically described in this Section
2.1 are the "Assumed Liabilities."

         2.2 EXCLUDED LIABILITIES. Purchaser shall not assume or become liable for any obligations, commitments, or liabilities of Seller, whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Acquired Assets, except for the Assumed Liabilities (the obligations and liabilities of Seller not assumed by Purchaser are hereinafter referred to as the "Excluded Liabilities"). Without limiting the generality of the preceding sentence, the Excluded Liabilities include all obligations and liabilities of Seller not specifically described in Section 2.1 hereof, including without limitation, the following:

                  (a) All liabilities arising out of any Employee Benefit Plan;

                  (b) Any losses, costs, expenses, damages, claims, demands and judgments of every kind and nature (including the defenses thereof and reasonable attorneys' and other professional fees) related to, arising out of, or in connection with Seller's failure to comply with the Bulk Transfer Act or any similar statute as enacted in any jurisdiction, domestic or foreign;

                  (c) Any liability or obligation arising or accruing under any Contract prior to the Effective Time, and any liability or obligation arising from or related to any breach or violation by Seller of or default by Seller under any provision of any Contract prior to the Effective Time;

                  (d) Any liability of Seller with respect to any claim or cause of action, regardless of when made or asserted, to the extent that it arises (i) out of or in connection with the operations of Seller prior to the Effective Time and which is not specifically described in Section 2.1 hereof, or (ii) with respect to any product sold or manufactured or any service provided by Seller prior to the Effective Time, including, without limitation, any liability or obligation (A) pursuant to any express or implied representation, warranty, agreement or guarantee made by Seller or (B) imposed or asserted to be imposed by operation of law, in connection with any service performed or product designed, manufactured, sold, or leased by or on behalf of Seller prior to the Effective Time, including, without limitation, any claim related to any product delivered in connection with the performance of such service and any claims seeking to recover for consequential damage, lost revenue or income, including pursuant to any doctrine of product liability;

                  (e) Any liabilities or obligations of Seller relating to the Excluded Assets;

                  (f) [INTENTIONALLY OMITTED];

                  (g) Any liability or obligation (including, without limitation, salaries, wages (including, without limitation, overtime pay and premium pay), bonus, vacation pay, sick pay, disability pay, holiday pay, severance pay and other like obligations or payments), arising prior to or as a result of the Closing, to any present or former employee, agent, or independent contractor of Seller, whether or not employed or retained by Purchaser after the Closing;

                  (h) All Environmental Liabilities (as hereinafter defined);

                  (i) Any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, fees and expenses of its counsel, accountants, and other experts;

                  (j) Any liability or obligation of Seller for Taxes (other than one-half of any sales, use, transfer or recording taxes with respect to real or personal property due as a result of the transfer of the Acquired Assets, which shall be paid by Purchaser pursuant to Section 3.5 hereof) payable by Seller or any member of any affiliated group or any combined or consolidated group on account of the Business or the Acquired Assets, for all periods through and including the period ending at the Effective Time;

                  (k) The amount of all issued and outstanding checks of Seller with respect to the Business as of the Closing Date;

                  (l) Any liability of Seller for any actual or alleged breach of, or noncompliance with, any federal, state, or local law, rule, regulation, order or decree applicable to any Contract, employee, or otherwise applicable to Seller prior to the Effective Time;

                  (m) All indebtedness of Seller, whether secured or unsecured, due or to become due, including, but not limited to, capitalized leases, intercompany indebtedness, bank overdrafts and senior notes;

                  (n) Any liability for workers' compensation, medical and hospitalization claims, or other employment related claims based upon events occurring prior to the Closing Date;

                  (o) Any liability set forth on SCHEDULE 2.2(O) of the Disclosure Letter;

                  (p) All liability with respect to any "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) arising out of any deemed or actual "complete or partial withdrawal" occasioned by or resulting from the consummation of the transactions provided for herein; and

                  (q) Any liability associated with or arising from any collective bargaining agreement or other agreement between Seller or Shareholder and any union or other labor organization arising from facts occurring prior to the Effective Time or, with respect to any such agreements not expressly assumed by Purchaser, arising from facts occurring at any time.

                                    ARTICLE 3
                    CALCULATION AND PAYMENT OF PURCHASE PRICE

         3.1 CALCULATION OF PURCHASE PRICE.

                  (a) The aggregate consideration to be paid to Seller for the sale, transfer and conveyance of the Acquired Assets (other than the Inventory) and the covenant not to compete set forth in Section 11.10 hereof (the "Fixed Purchase Price") shall be equal to (i) Forty-One Million Dollars ($41,000,000) plus (ii) the sale, assignment, transfer and conveyance to Seller of the Cyber Technologies Assets as provided in Section 1.3 above.

                  (b) The aggregate consideration to be paid to Seller for the sale, transfer and conveyance of the Inventory, other than armored cable Inventory being sold pursuant to Section 1.5 (the "Inventory Purchase Price") shall be the sum of (i) the Final Finished Goods Inventory Purchase Price and
(ii) the Final WIP and Raw Materials Inventory Purchase Price, each determined as provided in Section 3.2. Pending determination of the Inventory Purchase Price pursuant to Section 3.2, and subject to adjustment as therein provided, at Closing Purchaser shall pay the sum of (i) the Closing Finished Goods Inventory Purchase Price and (ii) 95% of the Closing WIP and Raw Materials Inventory Purchase Price (collectively, the "Closing Inventory Purchase Price"). Purchaser and Seller shall each provide access to the other to the books and records which are under their respective control or custody, which are reasonably necessary to calculate or determine the Inventory Purchase Price, and will cause their respective accountants to provide access to work papers.

                  (c) As used herein, the term "Purchase Price" means the sum of the Fixed Purchase Price and the Inventory Purchase Price.

         3.2 DETERMINATION OF INVENTORY PURCHASE PRICE.

                  (a) For purposes hereof, the Closing Finished Goods Inventory Purchase Price shall be as calculated below. Not later than five (5) days prior to the Closing Date, Seller shall supply Purchaser with an itemized listing of the finished goods Inventory as of the most recent date for which it has data, along with the standard cost of each stock keeping unit as of such date and Seller's estimate of the aggregate value of said finished goods Inventory. Not later than three (3) days prior to the Closing Date, Seller shall furnish to Purchaser its calculation of the Closing Finished Goods Inventory Purchase Price, which shall be based upon the itemized listing of the finished goods Inventory provided by Seller, adjusted to exclude Inventory identified by Purchaser in good faith as Non-Transferable Inventory (as defined in Section 3.2(h)), with each stock keeping unit of such finished goods Inventory valued at the lower of: (i) standard cost of each stock keeping unit or (ii) current realizable market value in the electrical distribution market (the "Closing Finished Goods Inventory Purchase Price"). For purposes of Section 3.2 of this Agreement, the term "good faith" shall have the meaning ascribed to such term in
Section 11-1-201(19) of the Georgia Uniform Commercial Code. For the purposes of calculating the standard cost of each stock keeping unit for purposes of this
Section 3.2(a), copper components of a stock keeping unit shall be valued using the average of the daily closing prices of copper cathode on the COMEX for the thirty-day period immediately preceding the date which is five (5) days prior to the Closing Date.

                  (b) No later than ten (10) days after Closing, Seller shall provide an itemized listing of the finished goods Inventory as of the Closing Date. No later than twenty (20) days following the Closing Date, Purchaser shall deliver to Seller its calculation of the portion of the Inventory Purchase Price attributable to finished goods Inventory (the "Final Finished Goods Inventory Purchase Price"), which shall be based upon the final itemized listing of finished goods Inventory provided by Seller, adjusted to exclude Inventory identified by Purchaser under Section 3.2(a) in good faith as Non-Transferable Inventory and such additional finished goods Inventory as is determined by Purchaser in good faith following the Closing Date to be Non-Transferable Inventory as of the Closing Date by reason of being Damaged Inventory, Short Lengths or Non-Standard Lengths (each as defined in Section 3.2(h)), with the value of such Inventory being determined in accordance with the methods for valuing Inventory set forth in Section 3.2(a), except that, for purposes of calculating the standard cost of a stock keeping unit, copper components of a stock keeping unit shall be valued using the average of the daily closing prices of copper cathode on the COMEX for the thirty-day period immediately preceding the Closing Date.

                  (c) Seller shall have thirty (30) days from its receipt of the Final Finished Goods Inventory Purchase Price to review the Final Finished Goods Inventory Purchase Price submitted by Purchaser pursuant to Section 3.2(b), and to agree or disagree as to the Final Finished Goods Inventory Purchase Price submitted by Purchaser. If Seller agrees with the Final Finished Goods Inventory Purchase Price submitted by Purchaser pursuant to Section 3.2(b), then the Final Finished Goods Inventory Purchase Price shall be as reflected in Purchaser's submission. If Seller does not agree with the Final Finished Goods Inventory Purchase Price submitted by Purchaser, then Seller will, within such thirty (30) day period, deliver a written objection to Purchaser which shall specify in reasonable detail the basis for the objection, and a computation of the Final Finished Goods Inventory Purchase Price asserted by Seller (the "Objection"). Upon Purchaser's receipt of such Objection, Purchaser and Seller shall negotiate in good faith to resolve the Objection, but if the Objection cannot be resolved by negotiation between the parties within thirty
(30) days after Purchaser's receipt of the Objection, Purchaser and Seller shall cause the Final Finished Goods Inventory Purchase Price submitted by Purchaser, the Objection, and all work papers related thereto (collectively, the "Determination Materials"), to be submitted to KPMG LLP (the "Accounting Arbitrator") in Atlanta, Georgia, which shall review the Determination Materials and determine the Final Finished Goods Inventory Purchase Price based upon the standards set forth in Section 3.2(b), and notify the parties of its determination within thirty (30) days following the receipt of the Determination Materials, which determination shall be final and conclusive and shall be deemed to be the Final Finished Goods Inventory Purchase Price for purposes of calculating the Inventory Purchase Price.

                  (d) The fees and expenses of the Accounting Arbitrator under
Section 3.2(c) shall be shared by Seller and Purchaser in inverse proportion to the amount in dispute for which each of the parties is successful and paid by the party or parties against which such fees shall be assessed or charged by the Accounting Arbitrator as part of its determination under Section 3.2(c). If the Accounting Arbitrator shall fail to allocate, assess or charge its fees and expenses as provided in the foregoing sentence, then such fees and expenses shall be shared equally between Purchaser and Seller.

                  (e) Not later than five (5) days prior to the Closing Date, Seller shall supply Purchaser with an itemized listing of the WIP and raw materials Inventory as of the most recent date for which it has data, along with the standard cost of such WIP and raw materials Inventory, calculated as provided in Section 3.2(a) hereof. Not later than three (3) days prior to the Closing Date, Seller shall furnish to Purchaser its calculation of the Closing WIP and Raw Materials Inventory Purchase Price, which shall be based upon the itemized listing of the WIP and raw materials Inventory with the standard cost provided to Purchaser pursuant to the preceding sentence and the valuation methodology set forth in Section 3.2(a) (the "Closing WIP and Raw Materials Inventory Purchase Price"). On the Closing Date, Seller shall conduct a physical count of the WIP and raw materials Inventory, which Purchaser shall be permitted to observe. WIP and raw materials Inventory identified by Purchaser in good faith as Obsolete Material or Damaged Inventory shall not be purchased and shall be excluded from the Final WIP and Raw Materials Inventory Purchase Price. Not later than twenty (20) days following the Closing Date, Seller shall furnish to Purchaser its calculation of the portion of the Inventory Purchase Price attributable to WIP and raw materials Inventory, which shall be based upon the physical count conducted pursuant to the preceding sentence and which shall be valued by Seller as provided in the second sentence of this Section 3.2(e), except that copper shall be valued at the average of the daily closing prices of copper cathode on the COMEX for the thirty-day period immediately preceding the Closing Date (the "Final WIP and Raw Materials Inventory Purchase Price").

                  (f) Purchaser shall have thirty (30) days from its receipt of the Final WIP and Raw Materials Inventory Purchase Price from Seller to review the Final WIP and Raw Materials Inventory Purchase Price submitted by Seller pursuant to Section 3.2(e) and to agree or disagree as to the Final WIP and Raw Materials Inventory Purchase Price submitted by Seller. If

Purchaser agrees with the Final WIP and Raw Materials Inventory Purchase Price submitted by Seller pursuant to Section 3.2(e), then the Final WIP and Raw Materials Inventory Purchase Price shall be as reflected in Seller's submission. If Purchaser does not agree with the Final WIP and Raw Materials Inventory Purchase Price submitted by Seller, then Purchaser shall, within such thirty
(30) day period, deliver a written objection to Seller which shall specify in reasonable detail the basis for the objection, and a computation of the Final WIP and Raw Materials Inventory Purchase Price asserted by Purchaser (the "WIP Objection"). Upon Seller's receipt of such WIP Objection, Purchaser and Seller shall negotiate in good faith to resolve the WIP Objection, but if the WIP Objection cannot be resolved by negotiation between the parties within thirty
(30) days after Seller's receipt of the WIP Objection, Purchaser and Seller shall cause the Final WIP and Raw Materials Inventory Purchase Price submitted by Seller, the WIP Objection, and all work papers related thereto (collectively, the "WIP Determination Materials"), to be submitted to the Accounting Arbitrator in Atlanta, Georgia, which shall review the WIP Determination Materials and determine the Final WIP and Raw Materials Inventory Purchase Price based upon the standards set forth in Section 3.2(e), and notify the parties of its determination within thirty (30) days following the receipt of the WIP Determination Materials, which determination shall be final and conclusive and shall be deemed to be the Final WIP and Raw Materials Inventory Purchase Price for purposes of calculating the Inventory Purchase Price.

                  (g) The fees and expenses of the Accounting Arbitrator under
Section 3.2(f) shall be shared by Seller and Purchaser in inverse proportion to the amount in dispute for which each of the parties is successful and paid by the party or parties against which such fees shall be assessed or charged by the Accounting Arbitrator as part of its determination under Section 3.2(f). If the Accounting Arbitrator shall fail to allocate, assess or charge its fees and expenses as provided in the foregoing sentence, then such fees and expenses shall be shared equally between Purchaser and Seller.

                  (h) For purposes hereof:

                           (i) the term "Non-Transferable Inventory" shall mean
Damaged Inventory, Obsolete Material, Slow-Moving Inventory, Short Lengths and Non-Standard Lengths;

                           (ii) the term "Damaged Inventory" shall mean
inventory that is not fit for sale to a customer in its current state that is identified by Purchaser through physical inspection prior to Closing or during the physical count of WIP inventory as described in Section 3.2(e);

                           (iii) the term "Obsolete Material" shall mean
material that no longer meets code or is otherwise deemed not fit for sale due to loss of a specific customer or a specific customer's requirement change that is identified by Purchaser prior to Closing;

                           (iv) the term "Slow-Moving Inventory" shall mean any
stocking unit that has not sold in the immediately preceding six (6) month period that is identified by Purchaser prior to Closing;

                           (v) the term "Short Lengths" shall mean reel lengths
of conductor less than five hundred (500) feet in length; and

                           (vi) the term "Non-Standard Lengths" shall mean
lengths between five hundred (500) feet and twenty-five hundred (2500) feet not within "plus 5%" of a five hundred (500) foot increment; any five hundred (500) MCM and larger MCM stock keeping units that are Non-Standard Lengths shall be reviewed by Purchaser on a case-by-case basis.

                  (i) From and after the date hereof, Purchaser shall have the right to conduct cycle counts (as defined in the APICS dictionary, 9th Edition 1998 (Educational Society for Resource Management)), with Seller observing, at each of Seller's regional distribution centers at which any finished goods Inventory of the Business is maintained in order to verify the accuracy of any itemized listing of inventory to be delivered by Seller to Purchaser pursuant to this Section 3.2. In addition, Purchaser shall have the right to conduct cycle counts (as defined in the APICS dictionary, 9th Edition 1998 (Educational Society for Resource Management)), with Seller observing, at Seller's agent locations and, in Purchaser's sole discretion, to conduct a physical count of any finished goods Inventory of the Business at such locations for such purposes. In connection with the foregoing, Purchaser shall, to the extent reasonably feasible, identify Damaged Inventory and Obsolete Material to Seller and Seller may, in Seller's discretion, take appropriate action to repair, reprocess or otherwise improve such Damaged Inventory and Obsolete Material to the extent necessary to remove such Damaged Inventory and Obsolete Material from the definition of Non-Transferable Inventory. All such repairs, reprocessing or improvements must be completed and accepted by Purchaser no later than five (5) days prior to the Closing Date.

         3.3 RECONCILIATION OF CLOSING INVENTORY PURCHASE PRICE AND INVENTORY PURCHASE PRICE.

                  (a) If the sum of the Final Finished Goods Inventory Purchase Price and the Final WIP and Raw Materials Inventory Purchase Price is greater than the Closing Inventory Purchase Price, Purchaser shall pay the difference between such amounts to Seller.

                  (b) If the sum of the Final Finished Goods Inventory Purchase Price and the Final WIP and Raw Materials Inventory Purchase Price is less than the Closing Inventory Purchase Price, Seller shall pay the difference between such amounts to Purchaser.

                  (c) The payments required by this subsection shall be made within ten (10) days after the earlier to occur of (i) the date Purchaser and Seller agree as to the Inventory Purchase Price or (ii) the Accounting Arbitrator notifies Purchaser and Seller of its determination of the Final Finished Goods Inventory Purchase Price and the Final WIP and Raw Materials Inventory Purchase Price according to the provisions of Section 3.2(c) and (f) hereof (the "Adjustment Date").

         3.4 CLOSING DATE AND ADJUSTMENT DATE PAYMENTS. Subject to the fulfillment of the conditions set forth herein:

                  (a) on the Closing Date, Purchaser shall pay or deliver to Seller (i) the Fixed Purchase Price, (ii) the Closing Inventory Purchase Price, as calculated pursuant to Section 3.1(b), and (iii) the amount payable pursuant to Section 1.5 hereof, by wire transfer in immediately available funds to an account designated in writing by Seller. A Federal Reserve Reference Number shall be requested by Purchaser at the time of the transfer for the purpose of assisting Seller in confirming receipt of the transfer; and

                  (b) on the Adjustment Date (as defined in Section 3.3(c) hereof), Purchaser or Seller, as the case may be, shall pay as provided in
Section 3.3, such amount, if any, resulting from the adjustments provided for in
Section 3.3(a) or 3.3(b), by wire transfer in immediately available funds to an account designated in writing by Seller or Purchaser, as the case may be. A Federal Reserve Reference Number shall be requested by the payor at the time of the transfer for the purpose of assisting in confirming receipt of the transfer.

         3.5 TRANSFER EXPENSES.

                  (a) Seller and Purchaser shall each pay one-half of any sales, use, intangible, documentary stamp, transaction privilege or similar taxes levied on the sale and transfer of the Acquired Assets. All Acquired Assets shall, to the extent permitted by applicable law, be claimed as exempt from sales or use tax by Purchaser and Purchaser shall furnish Seller at Closing with appropriate resale exemption certificates and manufacturing machinery exemption certificates as reasonably requested by Seller for the Acquired Assets.

                  (b) Seller and Purchaser shall each pay one-half of any transfer or recording taxes with respect to the Real Property due as a result of the sale and transfer of the Acquired Assets.

         3.6 DELIVERY OF CERTAIN ACQUIRED ASSETS.

                  (a) DELIVERY AND DELIVERY COSTS OF PLANO WIRE MILL EQUIPMENT. Seller shall be responsible for uninstalling, removing and, if necessary, disassembling all purchased Equipment from the Plano Wire Mill Facility for delivery to locations within the continental United States designated by Purchaser (to the extent logistically feasible). In connection with such removal and disassembly, Seller shall also be responsible for decontaminating and disposing of any and all Hazardous Substances on or within any such Equipment. Purchaser shall have the right to supervise all activities involved in the removal, disassembly and decontamination of such Equipment. The uninstallation, removal, disassembly, and decontamination of such Equipment shall take place immediately following the Closing Date in accordance with the schedule for such removal set forth in the Transition Services Agreement. Purchaser shall have all Equipment shipped from the site within thirty (30) days after the last Equipment has been uninstalled, removed, disassembled and decontaminated by Seller. Purchaser shall be responsible for and shall pay all costs for crating and transportation of such Equipment to the places designated by Purchaser, and Seller shall pay all costs of dislodging, removal and decontamination and disposal of Hazardous Substances undertaken by Seller. Seller shall continue to provide insurance coverage for all such Equipment until such Equipment is loaded for shipment from the Plano Wire Mill Facility to Purchaser's designated location, pursuant to Seller's existing insurance policies or insurance policies having terms and conditions no less favorable than those contained in Seller's existing insurance policies. Equipment shall be deemed decontaminated when such Equipment meets the standards for decontamination set forth in the Transition Services Agreement.

                  (b) DELIVERY AND DELIVERY COSTS OF INVENTORY. The delivery of Inventory purchased by Purchaser hereunder shall take place in accordance with the provisions set forth in the Transition Services Agreement.


         3.7 OPTION TO PURCHASE CERTAIN EXCLUDED ASSETS. Purchaser shall have the right and option (the "Option") to purchase any or all of the following Excluded Assets (each an "Option Asset" and collectively the "Option Assets") for the price of One Dollar ($1.00) as to each Option Asset (the "Option Price"):

                  (a) the Watkinsville Landfill Property; and

                  (b) the Kingman Pond Property.

The Option may be exercised by Purchaser as to all or any of the Option Assets at any time, and from time to time, prior to the thirtieth (30th) anniversary of the Closing Date (the "Option Term"), by Purchaser giving written notice (the "Option Notice") to Shareholder prior to the expiration of the Option Term. Upon exercise of the Option, the parties shall agree on a date (which may not be more than one (1) month after the date of the Option Notice) on which the consummation of the purchase and sale of the Option Asset to which the Option Notice relates shall occur. On that date Shareholder shall convey the Option Asset to Purchaser free and clear of all liens, claims, encumbrances, charges or security interests of any kind or nature, other than Permitted Encumbrances, against payment by Purchaser to Shareholder of the Option Price. The Option Asset shall be conveyed by special or limited warranty deed customarily used in the locale in which the Option Asset is located and otherwise in form and content reasonably acceptable to Purchaser. Prior to exercising the Option, Seller and Purchaser agree that Purchaser shall have the opportunity to conduct an environmental investigation of the Option Asset. Seller and Purchaser further agree that Seller shall have no obligation to conduct any environmental remediation at or on the Watkinsville Landfill Property or the Kingman Pond Property should Purchaser's environmental investigation reveal an Environmental Matter. Purchaser shall acquire the Option Assets "AS-IS", "WHERE IS", and Purchaser and Seller agree that the environmental representations set forth in
Section 5.12 and the environmental indemnification provided in Section 14.1(e) will not apply to the Watkinsville Landfill Property or the Kingman Pond Property.

         Notwithstanding the foregoing in this Section 3.7, if Seller receives an offer to sell, lease or otherwise transfer such interest in the Watkinsville Landfill Property and/or the Kingman Pond Property from a third party purchaser (the "Third Party Option Notice"), then Seller shall notify Purchaser thereof and Purchaser shall have twenty (20) days from receipt of the Third Party Option Notice within which to notify Seller of its intention to exercise the Option with respect to such parcel or parcels, in which case, if exercised by Purchaser, closing of the sale shall occur within a period of ninety (90) days after Purchaser's receipt of such Third Party Option Notice. If Purchaser shall reject such offer in writing, or fail to accept such offer within such twenty (20) day period, or if it accepts such offer, shall fail to close within such ninety (90) day period, Shareholder and Seller shall thereafter be free to consummate the transaction with such third party.

         3.8 ALLOCATION OF PURCHASE PRICE. Notwithstanding any provision contained in this Agreement, Purchaser and Seller shall agree, within one hundred twenty (120) days after the Closing Date, upon an allocation of the total purchase price (including the Fixed Purchase Price, the Inventory Purchase Price and the amount of the Assumed Liabilities) payable for the assets (including the Acquired Assets and the covenant not to compete) and other items transferred by Seller to all such items based on their fair market values pursuant to Section 1060 of the Code and related Treasury Regulations and comparable provisions of state and local law. For purposes of the allocation required by this Section 3.8, the Cyber Technologies Assets shall be valued as set forth on SCHEDULE 1.3 of the Disclosure Letter. The parties agree to be bound by such allocation and to report the transaction contemplated herein for federal, state and local income tax purposes in accordance with such allocation. In furtherance of the foregoing, the parties hereto agree that the Purchaser shall prepare and deliver to Seller Internal Revenue Service Form 8594 reflecting such allocation.

                                   ARTICLE 3A
                          CYBER TECHNOLOGIES INVENTORY

         3A.1 PURCHASE PRICE. The aggregate consideration to be paid to Purchaser for the sale, transfer and conveyance of the CT Inventory if Seller exercises its option to acquire the same as provided in Section 1.4 above (the "CT Inventory Purchase Price") shall be equal to the value of the CT Inventory as of the date on which the physical inventory of the CT Inventory required by
Section 3A.2(a) is conducted. For purposes hereof, the CT Inventory shall be valued at the lower of cost or net realizable market value and adjusted to reflect reserves for obsolete, damaged, discontinued and slow moving CT Inventory in accordance with generally accepted accounting principles ("GAAP") consistently applied. With respect to copper components of CT Inventory, cost shall be determined using the average of the daily closing prices of copper cathode on the COMEX for the thirty-day period immediately preceding the date which is five (5) days prior to the Closing Date.

         3A.2 DETERMINATION OF CT INVENTORY PURCHASE PRICE.

                  (a) Not later than five (5) days prior to the Closing Date, Purchaser shall conduct a physical count of the CT Inventory which Seller shall be permitted to observe. Not later than three (3) days prior to the Closing Date, Purchaser shall furnish to Seller its calculation of the CT Inventory Purchase Price, which shall be based upon the physical count conducted pursuant to the preceding sentence and the valuation methodology set forth in Section 3A.1 (the "Closing CT Inventory Purchase Price"). Pending determination of the CT Inventory Purchase Price pursuant to Section 3A.2, and subject to adjustment as provided herein, at Closing Seller shall pay to Purchaser ninety-five percent (95%) of the Closing CT Inventory Purchase Price. Purchaser and Seller shall each provide access to the other to the books and records which are under their respective control or custody which are necessary to calculate or determine the Closing CT Inventory Purchase Price or the CT Inventory Purchase Price and will cause their respective accountants to provide access to work papers.

                  (b) Seller shall have thirty (30) days from the Closing Date to review the Closing CT Inventory Purchase Price calculation submitted by Purchaser pursuant to Section 3A.2(a) and to agree or disagree as to the Closing CT Inventory Purchase Price reflected thereon. If Seller agrees with the Closing CT Inventory Purchase Price calculation submitted by Purchaser pursuant to
Section 3A.2(a), then the Closing CT Inventory Purchase Price submitted by Purchaser shall be deemed to equal the CT Inventory Purchase Price. If Seller does not agree with the Closing CT Inventory Purchase Price calculated by Purchaser, then Seller shall, within such thirty (30) day period, deliver a written objection to Purchaser which shall specify in reasonable detail the basis for the objection, and a computation of the Closing CT Inventory Purchase Price asserted by Seller (the "CT Objection"). Upon Purchaser's receipt of such CT Objection, Seller and Purchaser shall negotiate in good faith to resolve the CT Objection, but if the CT Objection cannot be resolved by negotiation between the parties within thirty (30) days after Purchaser's receipt of the CT Objection, the parties shall cause the calculation of the Closing CT Inventory Purchase Price submitted pursuant to Section 3A.2(a), the CT Objection, and all work papers related thereto (collectively, the "CT Determination Materials"), to be submitted to the Accounting Arbitrator in Atlanta, Georgia, which shall review the CT Determination Materials and determine the CT Inventory Purchase Price based upon the materials submitted and the standards of Section 3A.1, and notify the parties of its determination within thirty (30) days following the receipt of the CT Determination Materials, which determination shall be final and conclusive and shall be deemed to be the CT Inventory Purchase Price.

                  (c) The fees and expenses of the Accounting Arbitrator shall be shared by Seller and Purchaser in inverse proportion to the amount in dispute for which each of the parties is successful and paid by the party or parties against which such fees shall be assessed or charged by the Accounting Arbitrator as part of its determination under Section 3A.2(b). If the Accounting Arbitrator shall fail to allocate, assess or charge its fees and expenses as provided in the foregoing sentence, then such fees and expenses shall be shared equally between Purchaser and Seller.

         3A.3 RECONCILIATION OF CLOSING CT INVENTORY PURCHASE PRICE AND CT INVENTORY PURCHASE PRICE.

                  (a) If the CT Inventory Purchase Price (as determined in
Section 3A.2(b) hereof) is greater than ninety-five percent (95%) of the Closing CT Inventory Purchase Price (as determined in Section 3A.2(a) hereof), Seller shall pay the difference between such amounts to Purchaser.

                  (b) If the CT Inventory Purchase Price (as determined in
Section 3A.2(b) hereof) is less than ninety-five percent (95%) of the Closing CT Inventory Purchase Price (as determined in Section 3A.2(a) hereof), Purchaser shall pay the difference between such amounts to Seller.

                  (c) The payments required by this subsection shall be made by wire transfer of immediately available funds within ten (10) days after the earlier to occur of (i) the date Seller and Purchaser agree as to the CT Inventory Purchase Price or (ii) the CT Accounting Arbitrator notifies Seller and Purchaser of its determination of the CT Inventory Purchase Price according to the provisions of Section 3A.2(b) hereof (the "CT Adjustment Date").

         3A.4 CLOSING DATE AND CT ADJUSTMENT DATE PAYMENTS. Subject to the fulfillment of the conditions set forth herein:

                  (a) on the Closing Date, Seller shall pay or deliver to Purchaser ninety-five percent (95%) of the Closing CT Inventory Purchase Price by wire transfer in immediately available funds to an account designated in writing by Purchaser; a Federal Reserve Number shall be requested by Seller at the time of the transfer for the purpose of assisting Purchaser in confirming receipt of the transfer; and

                  (b) on the CT Adjustment Date (as defined in Section 3A.3(c) hereof), Purchaser or Seller, as the case may be, shall pay as provided in
Section 3A.3, such amount, if any, resulting from the adjustments provided for in Section 3A.3(a) or 3A.3(b), by wire transfer in immediately available funds to an account designated in writing by Purchaser or Seller, as the case may be; a Federal Reserve Number shall be requested by the payor at the time of the transfer for the purpose of assisting in confirming receipt of the transfer.

         3A.5 TRANSFER EXPENSES. Seller and Purchaser shall each pay one-half of any sales, use, intangible, documentary stamp, transaction privilege or similar taxes levied on the transfer of the CT Inventory or the Cyber Technologies Assets. All CT Inventory and Cyber Technologies Assets shall, to the extent permitted by applicable law, be claimed as exempt from sales or use tax by Seller and Seller shall furnish Purchaser at Closing with appropriate resale exemption certificates and manufacturing machinery exemption certificates as reasonably requested by Purchaser for the CT Inventory and the Cyber Technologies Assets.

                                    ARTICLE 4
                              PROCEDURE FOR CLOSING

         4.1 TIME AND PLACE OF CLOSING. The closing for the purchase and sale contemplated by this Agreement (the "Closing") shall be held at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, on November 1, 2001, commencing at 9:00 A.M., Eastern Daylight Time unless the conditions set forth in Section 8.20 and 9.9 hereof remain unsatisfied on such date, in which event the Closing shall occur on the date which is the fifth (5th) business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree in writing (the date on which the Closing actually occurs is hereinafter referred to as the "Closing Date"). Subject to the consummation of the Closing on the Closing Date, the sale, assignment, transfer, and conveyance to Purchaser of the Acquired Assets will be effective as of 12:01 AM Eastern Daylight Time on the Closing Date (the "Effective Time").

         4.2 TRANSACTIONS AT THE CLOSING. At or prior to the Closing, each of the following items shall be delivered:

                  (a)      Seller shall deliver to Purchaser the following:

                           (i) such bills of sale, motor vehicle titles, special
or limited warranty deeds, quitclaim deeds, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, vest in, and purchase all of Seller's right, title, and interests in and to the Acquired Assets, including without limitation, good, marketable and insurable title in and to all of the Acquired Assets owned by Seller, in each case, free and clear of all liens (subject only to Permitted Encumbrances), and good and valid leasehold interests in and to all of the Acquired Assets leased by Seller as lessee, and all of Seller's rights under all Assigned Contracts;

                           (ii) a certificate of Seller with respect to the
matters described in Sections 8.1, 8.2, 8.5, 8.13, and 8.19 hereof;

                           (iii) a certificate of the Secretary or Assistant
Secretary of Seller with respect to the matters described in Sections 8.8 and
8.9 hereof;

                           (iv) copies of the consents and waivers described in
Section 8.5 hereof;

                           (v) satisfactory evidence of the approvals described
in Section 8.5 hereof;

                           (vi) certificates of existence or certificates of
good standing of Seller, Shareholder and General Cable Technologies Corp. as of a date within thirty (30) days prior to the Closing Date, from the State of Delaware;

                           (vii) [INTENTIONALLY OMITTED]

                           (viii) affidavit(s) of title as Purchaser's title
insurance company may reasonably request in order to permit Purchaser's title insurance policy to be issued without exceptions as to matters arising in the "gap", mechanic's or materialman's liens, third parties in possession (other than specifically enumerated third parties as set forth above that are reasonably acceptable to Purchaser pursuant to the terms of this Agreement), and rights or claims of real estate brokers;

                           (ix) [INTENTIONALLY OMITTED];

                           (x) a duly executed certificate stating that Seller
is a Georgia resident, or that Seller is otherwise exempt from withholding under O.C.G.A.ss.48-7-128, as applicable;

                           (xi) a duly executed certificate stating that Seller
is not a "foreign person" for United States income tax purposes, in accordance with Section 1445 of the Internal Revenue Code of 1986, as amended;

                           (xii) [INTENTIONALLY OMITTED]

                           (xiii) such evidence as Purchaser's title company
shall reasonably require as to the authority of the parties acting on behalf of Seller to enter into this Agreement and to discharge the obligations of Seller pursuant hereto;

                           (xiv) if Seller's option to purchase the CT Inventory
is exercised, a wire transfer in an amount equal to 95% of the Closing CT Inventory Purchase Price in immediately available funds to an account designated by Purchaser; and

                           (xv) such other evidence of the performance of all
covenants and the satisfaction of all conditions required of Seller by this Agreement at or prior to the Closing Date as Purchaser, its counsel or its title company may reasonably require.

         The documents and certificates to be delivered hereunder by or on behalf of Seller on the Closing Date shall be in form and substance reasonably satisfactory to Purchaser and its counsel.

                  (b) Purchaser shall deliver to Seller the following:

                           (i) a wire transfer in an amount equal to the Fixed
Purchase Price (which may be satisfied in part, at Purchaser's option, by Purchaser, Seller and Shareholder causing the Escrow Amount (as defined in the Escrow Agreement) to be paid out to Seller) plus the Closing Inventory Purchase Price in immediately available funds to an account designated by Seller;

                           (ii) an instrument or instruments of assumption of
the Assumed Liabilities, duly executed by Purchaser, and reasonably satisfactory in form and substance to Seller and its counsel;

                           (iii) a certificate of Purchaser with respect to the
matters described in Sections 9.1 and 9.2;

                           (iv) a certificate of the Secretary or Assistant
Secretary of Purchaser with respect to the matters described in Sections 9.3,
9.4 and 9.6 hereof;

                           (v) certificates of existence or certificates of good
standing of Purchaser, as of a date within thirty (30) days prior to the Closing Date, from the State of Delaware and Georgia;

                           (vi) a bill of sale, in form reasonably satisfactory
to Seller and Seller's counsel, as shall be necessary and effective to transfer and assign to, vest in, and purchase all of

Purchaser's right, title, and interests in and to the CT Inventory, free and clear of all liens other than Permitted Encumbrances; and

                           (vii) such other evidence of the performance of all
covenants and satisfaction of all of the conditions required of Purchaser by this Agreement, at or before the Closing Date, as Seller or its counsel may reasonably require.

         The documents and certificates to be delivered hereunder by or on behalf of the Purchaser on the Closing Date shall be in form and substance reasonably satisfactory to Seller and its counsel.

         4.3 CONVEYANCE OF TITLE TO REAL PROPERTY.

                  (a) Seller shall convey title to the Real Property to Purchaser by special or limited warranty deed in a form customarily used in the locality in which the Real Property is located, subject, however, to Permitted Encumbrances. Each such deed shall be executed in accordance with the requirements of the laws of the state in which such Real Property is located and shall be in such form as will permit the deed to be recorded. Regardless of whether Purchaser objects to the same as provided hereinbelow, the Real Property shall not be subject to (i) any mortgage, deed of trust, security deed, security agreement, judgment, lien or claim of lien, or any other title exception or defect created, caused, suffered or incurred by Seller, or (ii) any leases, rental agreements or other rights of occupancy of any kind, whether oral or written, except, in either case, for Permitted Encumbrances as disclosed to and accepted by Purchaser as provided elsewhere herein.

                  (b) On or before October 10, 2001, Purchaser shall complete its examination of the title and, at Purchaser's option, shall complete the survey to each parcel of Real Property and shall notify Seller in writing of any objections to, defects in or encumbrances upon Seller's title to or interest in such Real Property other than Permitted Encumbrances. Seller shall, prior to the Closing Date, satisfy those title defects and encumbrances of which Purchaser has notified Seller unless the cost to Seller of satisfying of record all such title defects and encumbrances exceeds Two Million Dollars ($2,000,000), in which case Seller may elect, by written notice to Purchaser, not to satisfy such title defects and encumbrances; provided, however, Seller shall not be required to satisfy any non-monetary lien. If Seller satisfies all such title defects and encumbrances, then the transaction contemplated hereby shall be closed in accordance with the terms and conditions set forth herein. If Seller does not satisfy all such title defects and encumbrances (including non-monetary liens) prior to the Closing Date, then Purchaser shall elect either: (i) not to close the transaction contemplated hereby, in which event all parties shall be released from any further obligations or liability, except as expressly set forth in Article 13 or otherwise; or (ii) to close the transaction contemplated hereby without regard to such unsatisfied defects and encumbrances, in which event the transaction contemplated hereby shall be closed in accordance with its terms, without a reduction in Fixed Purchase Price, and all such unsatisfied title defects and encumbrances shall be exceptions to Seller's warranty of title.

                  (c) In the event Purchaser does not notify Seller of any such unacceptable defects in or encumbrances upon Seller's title to such Real Property on or before October 10,

2001 as provided in Section 4.3(b) hereof, Purchaser shall be deemed to be satisfied with Seller's title to such Real Property and to have elected to close pursuant to clause (ii) of Section 4.3(b) hereof.

                  (d) Seller shall not transfer, assign, sublease or encumber the Real Property or any part thereof from the date hereof until the first to occur of the Closing Date or the termination of this Agreement pursuant to
Article 13 hereof, except for Permitted Encumbrances. Notwithstanding anything in Section 4.3(b) hereof to the contrary, Purchaser shall have the right to object to any title matters which come into existence after the date of Purchaser's title examination but prior to Closing.

                  (e) In accordance with Section 1445 of the Internal Revenue Code of 1986, as amended, Seller shall provide to Purchaser a certificate reasonably acceptable to Purchaser that Seller is not a foreign person thereunder.

         4.4 SURVEY AND INSPECTION OF PROPERTY. Purchaser and Purchaser's agents, employees and independent contractors shall have the right and privilege to enter upon the Real Property, during normal working hours and upon the giving to Seller of reasonable advance notice, to survey such Real Property. Each parcel of Real Property shall be described in the deed conveying such parcel and other closing documents by the metes and bounds description of such parcel as shown on the new surveys of the Real Property prepared by Purchaser in accordance with this Section 4.4 reasonably satisfactory to both Purchaser and Seller.

         4.5      ENVIRONMENTAL AUDITS AND REMEDIATION.

                  (a) Purchaser and Purchaser's agents, employees and independent contractors shall have the right and privilege to enter upon the Real Property, during normal working hours and upon the giving to Seller of reasonable advance notice, prior to the Closing Date to inspect the Real Property and to conduct soil borings, groundwater sampling and other environmental, geological, engineering, percolation, hydrologic, feasibility, or landscaping tests or studies ("Environmental Inspection"), all at Purchaser's sole cost and expense, provided such Environmental Inspection does not unreasonably interfere with the operation of the Business at that location. Purchaser agrees to indemnify Seller from and against any liability or obligation arising out of the negligent acts of Purchaser or Purchaser's agents in connection with the Environmental Inspection ; provided, however, that in no event shall this indemnity include, nor shall Purchaser or Purchaser's agents have any liability for, any existing environmental conditions or contamination. A portion of the Environmental Inspection has already been completed by Purchaser. Following the execution of this Agreement, Seller shall allow Purchaser and its consultants to interview Seller's employees who have knowledge of Seller's compliance with Environmental Laws. Seller shall identify such employees and make such employees available for interviews at mutually agreeable times but no later than September 14, 2001. Seller shall be authorized to have an appointed representative attend all interviews. Should Purchaser determine that additional environmental testing is required as a result of such interviews, Purchaser shall advise Seller immediately in writing, such writing to be received no later than close of business on September 19, 2001. Seller shall respond within two days to any environmental issues identified during the employee interviews so as to minimize the need for unnecessary or duplicative environmental testing that has already been conducted by Seller. Any such additional environmental testing shall be completed no later than twenty (20) days after Seller's authorization thereof.

                  (b) Based upon that portion of the Environmental Inspection completed to date, Purchaser has caused to be prepared and delivered to Seller draft environmental audit reports (including all data, surveys, analyses and other materials from the Environmental Inspection) on each of the parcels of Real Property (individually an "Environmental Audit Report" and collectively, the "Environmental Audit Reports"). Each such Environmental Audit Report includes a statement of all Environmental Matters, if any, identified to date by Purchaser's environmental consultants at, on, from, or under the Real Property to which such Environmental Audit Report relates. The Environmental Audit Reports also include the consultants' rationale and cost estimates for the remediation activities they deem likely with respect to such Environmental Matters.

                  (c) (i) Within ten (10) days after the execution of this Agreement, Seller shall respond to the Environmental Audit Reports and shall set forth in writing in such response Seller's proposed schedule for development of a plan for conducting and completing such remediation activity as Seller reasonably believes is required (i) to complete the full characterization and determination of the extent of any environmental contamination and (ii) to remediate any environmental contamination to the extent required by applicable Environmental Laws. Seller and Purchaser shall exercise all efforts during the fifteen (15) days following execution of this Agreement to reach an agreement regarding the remediation activities that shall be conducted by Seller. As soon as is reasonably practical (following the Closing Date, if necessary), Seller shall, at Seller's sole cost and expense, commence and diligently pursue to the extent required by Environmental Laws, utilizing the services of such independent professional and qualified environmental consulting firms as Seller determines and that are approved by Purchaser (which approval shall not be unreasonably withheld). Such remediation activities may continue after the Closing Date to the extent necessary, in which case any such remediation activities conducted by Seller or Seller's agents shall be conducted so as not to unreasonably interfere with the operations of the Business. In the event that Seller fails and refuses, after reasonable notice by Purchaser and opportunity to cure, to complete any such remediation activities, Purchaser shall have the option, but not the obligation, to complete such remediation activities and Seller and Shareholder shall indemnify and promptly reimburse Purchaser for all reasonable costs and expenses incurred in completing such remediation activities. In addition and not by way of limitation of Seller's and Shareholder's obligations under this Agreement, Seller and Shareholder shall make all required notifications to the appropriate Governmental Authorities and comply with other applicable requirements of the Environmental Laws with respect to the Environmental Matters disclosed in the Environmental Audit Reports. Any dispute or disagreement between the parties regarding any aspect of such remediation activities shall be subject to the dispute resolutions provisions of
Section 15.1 of this Agreement.

                           (ii) With respect to any remediation activity
commenced by Seller under Section 4.5(c)(i), Seller shall conduct and complete such remediation activities in accordance with all applicable Environmental Laws and regulatory programs in the respective jurisdiction. Such regulatory programs include, without limitation, Arizona's Voluntary

Remediation Program and Georgia's Hazardous Site Response Act. Subject to Seller's obligation not to unreasonably interfere with the operations of the Business, Seller may pursue the most cost-effective alternative reasonably available to comply with applicable Environmental Laws, and Purchaser agrees that Seller shall not be required to conduct any additional remediation required to allow the Real Property to be used for anything other than industrial purposes.

                           (iii) If remediation activity is conducted on a
parcel of Real Property following the Closing Date, Purchaser acknowledges that Seller requires access to such Real Property. In recognition of such site access requirements, Seller agrees, to the greatest extent feasible, to conduct and complete all remediation activity so as to avoid any material interference with Purchaser's use and enjoyment of the Acquired Assets or conduct of the Business. In the event any such material interference is nevertheless necessary, Seller shall conduct such remediation activity in accordance with Purchaser's reasonable requirements as to scheduling and other related matters in order to minimize such interference. Seller shall and shall cause its consultants and contractors to safeguard Purchaser's assets, operations and personnel and Seller shall defend, indemnify and hold Purchaser harmless for any loss, damage or injury arising out of any remediation activity except to the extent such loss, damage or injury resulted from the negligent or willful act of Purchaser or its agents or contractors. Purchaser agrees to review promptly Seller's plans for remediation activity and agrees to cooperate reasonably with Seller's implementation thereof and will advise Seller within thirty (30) days of receiving a copy of such plans of any revisions that are necessary to minimize disruption to the operations conducted at the Real Property. Seller and Purchaser agree that a mutually acceptable Access Agreement will be negotiated and agreed to as soon as possible but in no event later than the Closing Date.

                           (iv) Seller and Purchaser shall be fully authorized
and entitled to communicate in any manner with Government Authorities regarding environmental issues as deemed necessary to (a) comply with any legal requirement, (b) obtain any Environmental Permit or (c) respond to any inquiry from or provide information requested by such Government Authority. In addition, Seller and Purchaser shall each keep the other party reasonably informed and provide the other party with copies of all correspondence and other written communications with Government Authorities concerning remediation activity. Subject to the foregoing, Purchaser agrees that Seller shall have the right to take the lead in determining the plans for and communicating with Government Authorities regarding proposed or ongoing remediation activities, provided, that Seller shall provide Purchaser reasonable advance notice of all such communications and afford Purchaser and its representatives the opportunity to comment thereon and to attend all meetings and conference calls with such authorities. To the extent the parties have any dispute regarding such plans or communications, such disputes shall be resolved in accordance with Section 15.1 of this Agreement.

                  (d) The parties hereto shall keep confidential and shall not disclose to any person except each party's counsel, accountants, consultants, contractors and representatives, all on a "need to know" basis in connection with the consummation of the transactions contemplated hereby, the existence or content of any Environmental Audit Report. The confidentiality obligations of this Section 4.5(d) shall not apply where the disclosure of such information is needed to (i) enforce the Agreement; (ii) fulfill a contractual obligation with an insurer; (iii) comply with applicable laws or regulations; or (iv) comply with the terms of an administrative or judicial formal request or order requiring such disclosure. The parties shall notify each other in writing, prior to disclosing any information, at least five (5) days in advance to allow each other time to respond.

                  (e) Attached to this Agreement is SCHEDULE 4.5 of the Disclosure Letter, which lists all Environmental Matters identified as a result of the investigation done by Purchaser prior to the date hereof.

                           (i) Purchaser shall promptly advise Seller, prior to
the Closing, of any additional Environmental Matters of which Purchaser becomes aware following the date hereof and shall include with such notice Purchaser's estimate of the cost to remediate or correct, or achieve compliance with applicable Environmental Laws with respect to, such Environmental Matters (the "Additional Costs"). The obligations of Seller and Purchaser with respect to such additional Environmental Matters shall be consistent with the other provisions set forth in this Section 4.5.

                           (ii) If the aggregate of all Additional Costs exceeds
the Environmental Threshold Amount (as defined and agreed to by the parties hereto in that certain letter dated the date hereof between Purchaser and Shareholder), then either of Seller and Shareholder, on the one hand, or Purchaser, on the other hand, shall have the right, by written notice, to terminate this Agreement in accordance with Section 13.1.

                           (iii) If this Agreement is not terminated as
permitted by Section 4.5(e)(ii), all such additional Environmental Matters shall be added to SCHEDULE 4.5 of the Disclosure Letter and treated as Environmental Matters for all purposes hereof, including Section 14.1(e).

         4.6 CERTAIN CONSENTS. To the extent that Seller's rights under any Assigned Contract, Permit or other Acquired Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained prior to the Closing Date, and which, in Purchaser's opinion, is important to the ownership, use or disposition by Purchaser of an Acquired Asset, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller and Shareholder, at their expense, shall use their respective commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Acquired Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, Seller and Shareholder, to the maximum extent permitted by law and the specific Acquired Asset and at Seller's and Shareholder's expense, shall act after the Closing as Purchaser's agent in order to obtain for Purchaser the benefits thereunder, and Seller shall cooperate, to the maximum extent permitted by law and the specific Acquired Assets with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser, including any sublease or subcontract or similar arrangement. The obligation of Seller and Shareholder hereunder shall not be in limitation of Purchaser's right to terminate this Agreement as provided in Section 13.1(b) hereof in accordance with the terms thereof, at or prior to the Closing Date.

         4.7 EMINENT DOMAIN. If, after the date hereof and prior to the Closing, Seller or Shareholder receives notice of the commencement or threatened commencement of eminent domain or other like proceedings against any portion of the Real Property, Seller and Shareholder shall immediately notify Purchaser, and Purchaser shall elect within fourteen (14) days from and after such notice, by written notice to Seller, either (a) not to close the transaction contemplated hereby, in which event except as expressly set forth in Article 13, this Agreement shall be void and of no further force and effect; or (b) to close the transaction contemplated hereby in accordance with its terms but subject to such proceedings, in which event the Fixed Purchase Price shall not be reduced, and Seller or Shareholder shall assign to Purchaser Seller's and Shareholder's rights in any condemnation award or proceeds. If Purchaser does not make such election within the aforesaid fourteen (14) day period, Purchaser shall be deemed to have elected to close the transaction contemplated hereby in accordance with clause (b) of this Section 4.7.

         4.8 FURTHER ASSURANCES. Each of Purchaser, Seller and Shareholder from time to time after the Closing Date, upon request, will execute, acknowledge, and deliver such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as may be reasonably required in order to vest more effectively any of the assets to be conveyed pursuant to Article 3 or 3A hereof. Each of the Parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. Following the Closing Date, Seller and Shareholder shall use their commercially reasonable efforts to assist Purchaser in the orderly transfer to Purchaser of the goodwill and patronage of the Hired Employees and the customers and suppliers of the Business.

         4.9 REGARDING CERTAIN EQUIPMENT. Prior to Closing, Seller shall exercise its rights under the agreements listed and described on EXHIBIT B hereto to acquire title to all equipment and projects that are the subject of such agreements, and shall make all payments required in connection with the exercise of such rights, such that on the Closing Date all such equipment and projects shall be a part of the Equipment included in the Acquired Assets.

                                    ARTICLE 5
            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER

         Seller and Shareholder hereby represent and warrant, jointly and severally, to Purchaser as follows:

         5.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Shareholder is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Seller is duly qualified and is in good standing as a foreign corporation in Arizona,

Georgia and Texas. Shareholder is duly qualified and in good standing in the State of Kentucky. SCHEDULE 5.1 of the Disclosure Letter delivered by Seller and Shareholder to Purchaser on the date hereof (the "Disclosure Letter") contains the address (including city, county, state, or other jurisdiction and zip code) of each location where any of the Acquired Assets are located and each trade name under which Seller operates at each such address and any additional business and trade names under which the Business has been operated at each such address in the five (5) years preceding the date of this Agreement.

         5.2 AUTHORITY. Each of Seller and Shareholder has full power and authority to enter into this Agreement and the agreements to which it is a party contemplated hereby, or executed in connection herewith (collectively, this Agreement and the other documents or agreements to be executed in connection herewith shall be referred to hereinafter as the "Acquisition Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller and Shareholder of each of the Acquisition Documents to which either Seller or Shareholder is a party has been duly and validly authorized and approved by all necessary action on the part of Seller or Shareholder, as applicable. Each of the Acquisition Documents to which Seller or Shareholder is a party is the legal, valid, and binding obligation of Seller or Shareholder enforceable against Seller or Shareholder, as applicable, in accordance with its terms, except as enforceability may be limited by applicable equitable principles (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, by the exercise of judicial discretion in accordance with general equitable principles, and by equitable defenses that may be applied to the remedy of specific performance. Neither the execution and delivery by Seller or Shareholder, as applicable, of any of the Acquisition Documents to which Seller or Shareholder is a party nor, subject to obtaining the consents and approvals of its senior lenders under Shareholder's Credit Agreement, the consents described in SCHEDULES 5.7.5 and 5.9.1 of the Disclosure Letter, and the transfer of the Permits described in SCHEDULE 5.17 of the Disclosure Letter, the consummation by Seller and Shareholder of the transactions contemplated thereby will (i) violate either of Seller's or Shareholder's Certificate of Incorporation or Bylaws, (ii) violate any provisions of law or any order of any court or any Governmental Authority to which Seller or Shareholder is subject, or by which the Acquired Assets may be bound, (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Seller or Shareholder is a party or by which either Seller, Shareholder or any of the Acquired Assets may be bound, or (iv) result in the creation of any lien, charge, or encumbrance upon any of the Acquired Assets, or result in the acceleration of the maturity of any payment date of any of the Assumed Liabilities, or increase or adversely affect the obligations of Seller under any of the Assumed Liabilities.

         5.3 SUBSIDIARIES; JOINT VENTURES. No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity are included in the Acquired Assets.

         5.4 FINANCIAL STATEMENTS. Attached as SCHEDULE 5.4 of the Disclosure Letter are true, correct, and complete copies of certain documents containing financial and operational information concerning the Business (collectively, the "Financial Statements"). The Financial

Statements prepared from the books and records of Seller, and present fairly the financial position and results of operation of the Business as at the dates and for the periods indicated. Seller has no material liabilities or obligations related to the Acquired Assets (secured or unsecured, whether accrued, absolute, direct, indirect, contingent or otherwise, and whether due or to become due) which are not fully and adequately accrued or reserved against in the Financial Statements except to the extent GAAP would not require them to be so reflected. Seller has not received any advice or notification from its independent certified public accountants that Seller has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Financial Statements or the Books and Records, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of Seller maintained with respect to its conduct of the Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Seller with respect to the Business to the extent required by GAAP.

         5.5 INVENTORIES. All Inventory, except Inventory in transit, whether reflected on the Financial Statements or subsequently acquired, (a) is now and at the Closing Date will be located on the Real Property described on SCHEDULE
5.8.1 of the Disclosure Letter or at such other locations (e.g., those of stocking agents identified on SCHEDULE 5.5 of the Disclosure Letter) consistent with past practices and (b) has been or will be acquired by Seller only in bona fide transactions entered into in the ordinary course of business. Except as described in SCHEDULE 5.5 of the Disclosure Letter, Seller has now and on the Closing Date will have valid legal title to its Inventory free and clear of any consignments, liens, claims, charges, and encumbrances, other than encumbrances which shall be removed prior to Closing. Seller is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers, or other customers.

         5.6 ADEQUACY OF ACQUIRED ASSETS. The Acquired Assets include all rights, properties, interests in properties, and assets necessary to permit Purchaser to carry on the business of the design, manufacture and production of building wire at and upon the Real Property and all Equipment necessary for such purpose at the Plano Wire Mill Facility. Except as disclosed on SCHEDULE 5.6 of the Disclosure Letter, (a) the Equipment, Furniture and Fixtures and the improvements on the Real Property are individually and in the aggregate in good condition and state of repair, reasonable wear and tear and normal depreciation excepted, and (b) neither Seller nor the Shareholders have any reason to reasonably anticipate, nor have any of such persons received any written notice from its representatives, that capital expenditures of greater than an aggregate of $25,000 will be required within twelve (12) months after the Closing Date to repair or replace any of such assets, other than non-capital expenditures for routine, preventative or remedial maintenance in the ordinary course of business and capital expenditures consistent in amount with past annually budgeted capital expenditures.

         5.7 PERSONAL PROPERTY.

                  (a) SCHEDULE 5.7.1 of the Disclosure Letter contains a true and correct list and a description (including serial number, vehicle registration, tag number and location) of all Vehicles indicating, with respect to each, those which are owned by Seller and those which are leased by Seller.
SCHEDULE 5.7.2 of the Disclosure Letter contains a true and correct list of all

Equipment (excluding items of Equipment having an original value of less than $1,000 individually, or $100,000 in the aggregate) indicating, with respect to each, those which are owned by Seller and those which are leased by Seller.
SCHEDULE 5.7.3 of the Disclosure Letter contains a true and correct list of all Furniture and Fixtures and all other items of personal property (excluding items of Furniture and Fixtures and other personal property having an original value of less than $500 individually, or $100,000 in the aggregate) indicating, with respect to each, those which are owned by Seller and those which are leased by Seller. Seller has good and marketable title to all of its Furniture and Fixtures, Equipment, Vehicles, and other items of personal property included among the Acquired Assets (whether or not disclosed in SCHEDULES 5.7.1, 5.7.2, or 5.7.3 of the Disclosure Letter), free and clear of all liens, claims, charges, security interests, and other encumbrances of any kind and of any nature, except as disclosed on SCHEDULE 5.7.4 of the Disclosure Letter, all of which shall be removed prior to Closing.

                  (b) SCHEDULE 5.7.5 of the Disclosure Letter contains a list of all leases for Vehicles, Equipment, Furniture and Fixtures, or other items of personal property included among the Acquired Assets (except miscellaneous leases having an aggregate value of remaining lease payments of less than $100,000) leased by Seller and included in the Acquired Assets. True and correct copies of each lease listed on SCHEDULE 5.7.5 of the Disclosure Letter and any amendments, extensions, and renewals thereof are attached thereto. Each of the leases described on SCHEDULE 5.7.5 of the Disclosure Letter is in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults, the consequences of which, severally or in the aggregate, would have a material adverse effect on the Business. No rights of Seller under such leases have been assigned or otherwise transferred as security for any obligation of Seller. Except as described on SCHEDULE 5.7.5 of the Disclosure Letter, all such leases are fully assignable without the consent of any third party.

         5.8 REAL PROPERTY.

                  (a) SCHEDULE 5.8.1 of the Disclosure Letter contains a true and correct list of each parcel of Real Property. Seller has good and marketable fee simple title to the Real Property which, to Seller's knowledge, are free and clear of all mortgages, liens, charges, encumbrances, and purchase options and other rights to or against such property, other than those shown in the Title Commitments. There are no parties other than Seller either in occupancy or with rights of occupancy with respect to any of the Real Property.

                  (b) The Acquired Assets do not include any parcels of leased real estate.

                  (c) Seller has received no notice that any improvements on the Real Property fail to conform to any applicable state and local laws, use restrictions, building ordinances, and health and safety ordinances.

                  (d) Seller has received no written notice of any pending or threatened condemnations, planned public improvements, annexation, special assessments, zoning or subdivision changes, or other material adverse claims affecting the Real Property.

                  (e) Seller has not created any private restrictive covenants on all or any portion of the Real Property which prohibits the current use of the Real Property.

                  (f) Seller has received no notices of violations in connection with any licenses, permits and approvals required for the occupancy and operation of the Real Property (with appurtenant parking uses) as presently being used.

                  (g) Seller does not have in its possession any studies or reports which indicate any defects in the design or construction of any of the improvements on the Real Property.

                  (h) [INTENTIONALLY OMITTED]

                  (i) There is no pending Litigation or dispute, and Seller has received no notice of any disputes, concerning the location of the lines and corners of the Real Property, and Seller has not been served with any legal action concerning the location of the lines and corners of the Real Property.

                  (j) No person or entity, other than Purchaser, has any right, agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Real Property.

                  (k) Seller has received no notice that the Real Property is subject to or affected by any special assessment for public improvements or otherwise, whether or not presently a lien upon the Real Property. Seller has made no commitment to any Governmental Authority, utility company, school board, church or other religious body, homeowner or homeowner's association or any other organization, group or individual relating to the Real Property which would impose an obligation upon Seller or its successors or assigns to make any contributions or dedications of money or land, or to construct, install or maintain any improvements of a public or private nature as part of the Real Property. Seller has not received notice that a Governmental Authority has imposed any requirement that Seller pay, directly or indirectly, any special fees or contributions or incur any expenses or obligations in connection with the development of the Real Property or any portion thereof, other than any regular and nondiscriminatory local real estate or school taxes assessed against the Real Property. Seller has received no notice of any contemplated or actual reassessment of the Real Property or any portion thereof for general real estate tax purposes for any tax year prior to 2001. As of the date hereof, all due and payable taxes, assessments, water charges and sewer charges affecting the Real Property or any portion thereof have been paid.

                  (l) The parcels comprising the Real Property (inclusive of the Kingman Pond Property and the Watkinsville Landfill Property) are separately assessed for real property tax assessment purposes and are not combined with any other real property for tax assessment purposes; notwithstanding the foregoing, Purchaser is not acquiring the entire parcels in Watkinsville or Kingman and until these properties are subdivided, there may not be separate tax parcels for the property to be conveyed to Purchaser.

                  (m) There is no default or breach by Seller nor, to Seller's knowledge, any other party thereto, under any covenants, conditions, restrictions or easements which may affect the Real Property or any portion or portions thereof which are to be performed or complied with by the owner of the Real Property, and no condition or circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a default or breach by Seller nor, to Seller's knowledge, any other party thereto, under any such covenants, conditions, restrictions, rights-of-way or easements.

         5.9 CONTRACTS.

                  (a) SCHEDULE 5.9.1 of the Disclosure Letter contains a true and correct list of all Contracts not otherwise listed on SCHEDULES 5.7.5, 5.10 or 5.16 of the Disclosure Letter, together with a true and correct copy (and, if oral, a description) of each such Contract (other than purchase orders) that (i) has a duration of three (3) months or more, (ii) requires or could require any party thereto to pay $10,000 or more, or (iii) is between Seller and any officer, stockholder, director, employee, or affiliate and all modifications, amendments, renewals, or extensions thereof. Each of the Contracts was entered into in the ordinary course of business on terms substantially consistent with Seller's practice prior thereto. Except as listed on SCHEDULES 5.7.5, 5.9.1,
5.10 or 5.16 of the Disclosure Letter, Seller is not a party to any written or legally binding oral:

                           (i) agreement, contract, or commitment with any
current or former employee or consultant or for the employment or engagement of any person, including any consultant or other independent contractor, who is engaged in the conduct of the Business;

                           (ii) agreement, contract, or commitment for the
future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services are used in the conduct of the Business;

                           (iii) agreement, contract or commitment to sell or
supply products ("Goods Contracts") or to perform maintenance, services or similar duties ("Services Contracts") in connection with the Business;

                           (iv) distribution, dealer, representative, or sales
agency agreement, contract, or commitment relating to the Business;

                           (v) lease under which Seller is lessor relating to
the Acquired Assets or any property at which the Acquired Assets are located;

                           (vi) note, debenture, bond, equipment trust
agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money relating to the Business or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person relating to the Business;

                           (vii) agreement, contract, or commitment for any
charitable or political contribution relating to the Business;

                           (viii) agreement, contract, or commitment limiting or
restraining the Business or any successor thereto from engaging or competing in any manner or in any business, nor, to Seller's knowledge, is any employee of Seller engaged in the conduct of the Business subject to any such agreement, contract, or commitment;

                           (ix) material agreement, contract, or commitment
relating to the Business not made in the ordinary course of business; or

                           (x) agreement, contract or transaction with
Shareholder or any Affiliate thereof.

                  (b) SCHEDULE 5.9.2 of the Disclosure Letter contains a true and correct list of all commitments for capital expenditures that have been approved or made prior to the date of this Agreement in excess of $50,000 by Seller and that remain outstanding as of the date hereof.

                  (c) Each of the Assigned Contracts is legally enforceable and in full force and effect and there exists no breach or violation of or default under any of such Assigned Contracts by Seller or, to the knowledge of Seller, any other party to such Assigned Contracts or any event which, with notice or the lapse of time, or both, will create a breach or violation thereof or default thereunder by Seller or, to the knowledge of Seller, any other party to such Contracts. Except as set forth on SCHEDULE 1.1(D) of the Disclosure Letter, each such Assigned Contract listed therein is fully assignable without the consent of any third party.

                  (d) Except as indicated on SCHEDULE 5.14 of the Disclosure Letter, there exists no actual or, to the knowledge of Seller, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract, which would have a Material Adverse Change.

                  (e) Except as described on SCHEDULE 5.9.3 of the Disclosure Letter, Seller has not granted any power of attorney affecting or with respect to the Business or the Acquired Assets that remains outstanding.

                  (f) SCHEDULE 5.9.4 of the Disclosure Letter contains a true and correct list of the fifty largest customers, as measured and ranked by revenues, product pounds and gross margins from such customers, of the Business during the fiscal year ended December 31, 2000, and for the period commencing January 1, 2001 through the last day of the month preceding the date hereof. Except as set forth on SCHEDULE 5.9.5 of the Disclosure Letter, no customer of the Business receives or is entitled to receive, upon the attainment of specified sales volumes or otherwise, and no customer of the Business has been offered the opportunity to receive, an incentive, discount, refund, rebate, credit (whether for products or for cash) or other price allowance of any kind, individually or in the aggregate with respect to a given customer, in excess of three percent (3%).

         5.10 INTELLECTUAL PROPERTY. SCHEDULE 5.10 of the Disclosure Letter contains a true and correct list of certain Intellectual Property used or contemplated for use by Seller in the Business, containing a brief description of each item of Intellectual Property and the nature of Seller's interest therein. The Acquired Assets include and, upon the purchase of those assets, Purchaser will own or have the uncontested right to use, all patents, designs, art work, designs-in-progress, formulations, know-how, inventions, trademarks, trade secrets, trade names, trade styles, service marks, copyrights, manufacturing processes, logos, and confidential or proprietary information necessary for the conduct of the business of designing, manufacturing and producing building wire at and upon the Real Property and the sale of such building wire. No claim is pending or, to the best of Seller's knowledge, threatened, and Seller has received no notice that the conduct of the Business (including without limitation, Seller's use of any Intellectual Property) infringes upon or conflicts with any rights claimed therein by any third party, nor is Seller aware of any unasserted claim the assertion of which is probable. No use by Seller of any Intellectual Property licensed to it violates the terms of any agreement pursuant to which it is licensed. No claim is pending, or to Seller's knowledge, threatened, which alleges that any Intellectual Property owned or licensed by Seller or which Seller otherwise has the right to use is invalid or unenforceable by Seller, nor is Seller aware of any such claim that is unasserted, but the assertion of which is probable. Except as set forth on SCHEDULE 5.10 of the Disclosure Letter, Seller does not manufacture products in the Business which are the subject of patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, trade styles, service marks, or trade secrets owned by or licensed from third parties. Except as shown on SCHEDULE 5.10 of the Disclosure Letter, no royalties or fees are payable by Seller to anyone for use of the Intellectual Property. All agreements pursuant to which Seller has any license or right to use any Intellectual Property are in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with or without notice or lapse of time or both would constitute defaults under such agreements that would give the non-defaulting party a right to terminate such agreement or a right to receive any payment pursuant to such agreement. Seller has not received any notice that the manufacture, use, or sale by Seller of its products, or any component or part thereof, nor any manufacturing operation or machinery employed by Seller, violates or infringes upon any claims of any United States or foreign patent or patent application owned or held by any third party, nor is Seller aware of any unasserted claim the assertion of which is probable. All Seller's Intellectual Property and registrations, applications, and agreements related thereto are fully assignable to Purchaser without the consent of any third party except as shown on SCHEDULE 5.10 of the Disclosure Letter.

         5.11 INSURANCE. The Acquired Assets are insured under various policies of general liability and other forms of insurance, which policies are in adequate amounts. Seller has not been refused any insurance with respect to the Acquired Assets, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five (5) years. There are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Acquired Assets which require any repairs or other work to be done with respect to any of the Acquired Assets or operations of the Business.

         5.12 ENVIRONMENTAL MATTERS AND OSHA. Except as disclosed on SCHEDULE 5.12.1, 5.12.2 or 5.12.3 of the Disclosure Letter:

                 (a) Seller has and is in material compliance with all Environmental Permits required with respect to the ownership, use, condition or operation of the Business and the

Acquired Assets. There is no Environmental Litigation (or any Litigation against any person whose liability for Environmental Matters, or any violation of Environmental Laws, Seller has or may have retained or assumed contractually or by operation of law) pending or threatened with respect to (i) the ownership, use, condition or operation of the Business, the Acquired Assets or, to Seller's knowledge, any other asset of Seller or any asset formerly held for use or sale by Seller or any of its predecessors or present or former subsidiaries or formerly held for use or sale by any of the current or former shareholders of Seller with respect to the Business; or (ii) any violation or alleged violation of any Environmental Law or any Order related to Environmental Matters. There are no existing material violations of (i) any Environmental Law or (ii) any Order related to Environmental Matters, with respect to the ownership, use, condition or operation of the Business, the Acquired Assets or, to Seller's knowledge, any other asset of Seller or any asset formerly held for use or sale by Seller or any of its predecessors or present or former subsidiaries or formerly held for use or sale by any of the current or former shareholders of Seller with respect to the Business. To Seller's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, any Environmental Matter, that could form the basis of (i) any Environmental Litigation against Seller or (ii) any Litigation against any person whose liability (or any portion thereof) for Environmental Matters or violation of Environmental Laws Seller has or may have retained or assumed contractually or by operation of law. Neither Seller nor any of its corporate predecessors or present or former subsidiaries nor, to Seller's knowledge, any other person has used any assets or premises of Seller or any of its predecessors or present or former subsidiaries or any part thereof for the treatment or disposal of any Hazardous Substances or, other than in material compliance with Environmental Laws, for the handling or storage thereof. The disclosure of facts set forth in SCHEDULE 5.12.1, 5.12.2 or 5.12.3 of the Disclosure Letter shall not relieve Seller or the Shareholder of any of their respective obligations under this Agreement, specifically including, without limitation, the obligation to indemnify Purchaser as set forth in Article 14 hereof.

                  (b) No release, discharge, spillage or disposal of any Hazardous Substances has occurred or is occurring at any assets of Seller or any of its corporate predecessors or present or former subsidiaries related to the Business or any part thereof while or, to Seller's knowledge, before such assets or premises were owned leased, operated, or managed, directly or indirectly, by Seller.

                  (c) No soil or water in, under or adjacent to any assets or premises of Seller or assets formerly held for use or sale by Seller or any of its corporate predecessors or present or former subsidiaries has been contaminated by any Hazardous Substance while or, to Seller's knowledge, before such assets or premises were owned, leased, operated or managed, directly or indirectly, by Seller or any of its predecessors or present or former subsidiaries.

                  (d) All waste containing any Hazardous Substances generated, used, handled, stored, treated or disposed of (directly or indirectly) by Seller or any of its corporate predecessors or present or former subsidiaries has been released or disposed of in material compliance with all applicable reporting requirements under any Environmental Laws, and neither Seller nor the Shareholder has Knowledge of any Environmental Litigation with respect to any such release or disposal.

                  (e) To Seller's knowledge, all underground tanks and other underground storage facilities presently or previously located at either the Real Property or any other real property owned, leased, operated or managed by Seller or any of its predecessors or present or former subsidiaries or any such tanks or facilities located at any of the Real Property or any other real property while any of these properties was owned, leased, operated, or managed by Seller or any of its predecessors or present or former subsidiaries are listed together with the capacity and contents (former and current) of each such tank or facility in SCHEDULE 5.12.1 of the Disclosure Letter. To Seller's knowledge, none of such underground tanks or facilities is leaking or has ever leaked.

                  (f) All hazardous waste has been removed from the Real Property, other than hazardous waste which has been accumulated in material compliance with Environmental Laws for offsite treatment, storage or disposal.

                  (g) Seller and its corporate predecessors or present or former subsidiaries have complied with all applicable reporting requirements under all Environmental Laws concerning the disposal or release of Hazardous Substances, and neither Seller nor any of its corporate predecessors or present or former subsidiaries has made any such reports concerning the Real Property or any other real property of Seller or concerning the operations or activities of Seller or any of its corporate predecessors or present or former subsidiaries.

                  (h) To Seller's knowledge, no building or other improvement on either the Real Property or any other real property owned, leased, operated or managed by Seller contains any asbestos-containing materials.

                  (i) To Seller's knowledge, and without limiting the generality of any of the foregoing, (i) all on-site and off-site locations where Seller or any of its predecessors or present or former subsidiaries has stored, disposed or arranged for the disposal of Hazardous Substances are identified in SCHEDULE
5.12.2 of the Disclosure Letter, and (ii) no polychlorinated biphenyls (PCB's) are used or stored on or in the Real Property, or any other real property owned, leased, operated or managed by Seller or any of its predecessors or present or former subsidiaries.

                  (j) Except as set forth in SCHEDULE 5.12.3 of the Disclosure Letter, Seller is in material compliance with all applicable laws relating to employee health and safety, and Seller has not received any notice that past or present conditions of the Acquired Assets violate any applicable legal requirements or otherwise can be made the basis of any claim, citation, proceeding, or investigation, whether related to regulatory compliance, personal injury (including death) or property damage, based on, arising out of, caused by or related to violations of any law, rule, regulation, order or ordinance relating to employee health and safety.

                 (k) As used herein,

                           (i) "Environmental Litigation" means any Litigation
in any court or before or by any Governmental Authority or private arbitrator, mediator or tribunal against Seller, the Business or the Assets (including, without limitation, notice or other communication written or oral by any person alleging potential liability for investigatory costs, cleanup costs, private or governmental response or remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based upon, or resulting from (A) any Environmental Matter or
(B) any circumstances or state of facts forming the basis of any liability, or alleged liability under, or violation or alleged violation under, any Environmental Law.

                           (ii) "Environmental Laws" means all laws relating to
pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 ET SEQ. ("RCRA"), and other laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

                           (iii) "Environmental Matter" means any matter or
circumstances related in any manner whatsoever to (A) the emission, discharge, disposal, migration, release or threatened release of any Hazardous Substance,
(B) the treatment, storage, recycling or other handling of any Hazardous Substance, (C) the placement of structures or materials into waters of the United States, or (D) the presence of any Hazardous Substance, including, but not limited to, asbestos, in any building, structure or workplace or on any of the Real Property or (E) the failure to have any Environmental Permit.

                           (iv) "Environmental Liabilities" means any and all
Losses arising, in whole or in part, out of or with respect to, any Environmental Matter in existence as of or prior to the Closing Date. Environmental Liabilities shall include, without limitation, Losses arising out of or resulting from disruption in Purchaser's business as a result of any activities required to remediate any such Environmental Matter (whether such remediation is commenced before, on or after the Closing Date) and all costs incurred by Purchaser for alterations to any of its facilities or for the construction of new facilities (either temporary or permanent) in connection with any such remediation, but shall exclude any such Losses to the extent caused by or contributed to by Purchaser.

                           (v) "Environmental Permit" means any permit,
approval, identification number, license or other authorization required under any applicable Environmental Law.

                           (vi) "Hazardous Substance(s)" means (A) any hazardous
substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and
(B) any chemicals, pollutants, contaminants, petroleum, petroleum products or oil.

                           (vii) "Order" means any decree, injunction, judgment,
order, ruling, writ, quasi-judicial decision or award or administrative decision or award of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or

Governmental Authority to which any person is a party or that is or may be binding on any person or its securities, assets or business.

                  (l) Seller has provided to Purchaser copies of all environmental audits, reports, sampling and analyses within its possession or control with respect to the Real Property.

         5.13 LITIGATION. Except as listed and briefly described on SCHEDULE
5.13 of the Disclosure Letter, there are no claims, charges, citations, hearings, consent decrees, arbitrations, grievances, actions, suits, proceedings, or investigations ("Litigation") pending or, to Seller's knowledge, threatened against, or adversely affecting the Business or any of the Acquired Assets, at law or in equity or admiralty, or before or by any federal, state, county, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign (each, a "Governmental Authority"), nor is Seller aware of any unasserted Litigation, the assertion of which is probable or reasonably anticipated. Seller is not in default under or in violation of any Order of any Governmental Authority affecting the Business or the Acquired Assets.

         5.14 ABSENCE OF CHANGES. Except as set forth on SCHEDULE 5.14 of the Disclosure Letter, since May 31, 2001, there has not been any transaction or occurrence in which Seller, with respect to the Business, has:

                  (a) suffered any Material Adverse Change nor, to Seller's knowledge, has there been any event which has had or may reasonably be expected to result in a Material Adverse Change;

                  (b) incurred any obligations or liabilities of any nature other than items incurred in the regular and ordinary course of business, consistent with past practice, or increased (or experienced any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice;

                  (c) disposed of or permitted to lapse any right to the use of any Intellectual Property or, to Seller's knowledge, disclosed to any person not authorized to have such information any trade secret, proprietary information, formula, process, or know-how constituting Intellectual Property hereunder and not previously a matter of public knowledge or existing in the public domain;

                  (d) except for the capital expenditure commitments described on SCHEDULE 5.9.2 of the Disclosure Letter, made any material capital expenditure or commitment in excess of Fifty Thousand Dollars ($50,000) for additions to property, plant, equipment, intangible, or capital assets or for any other purpose, other than for emergency repairs or replacement;

                  (e) paid, loaned, distributed, or advanced any amounts to, sold, transferred, or leased any properties or assets (real, personal or mixed, tangible or intangible) to, purchased, leased, licensed, or otherwise acquired any properties or assets from, or entered into any other agreement or arrangement with (i) any stockholder, officer, employee, or director of Seller, (ii) any corporation or partnership in which any affiliate of Seller is an officer, director, or holder directly or indirectly of five percent (5%) or more of the outstanding equity or debt securities, or (iii) any person controlling, controlled by, or under common control with any such partner, stockholder, officer, director, or affiliate except for compensation not exceeding the rate of compensation set forth on SCHEDULE 5.16(A) of the Disclosure Letter or permitted by Section 5.14(h) and for routine travel advances to officers and employees;

                  (f) entered into any collective bargaining or labor agreement (oral and legally binding or written), or experienced any organized slowdown, unscheduled work interruption, strike, lockout or unscheduled work stoppage;

                  (g) sold, transferred, or otherwise disposed of any of the Acquired Assets except in the ordinary course of business consistent with past practice;

                  (h) granted or incurred any obligation for any increase in the compensation of any officer or employee of Seller engaged in the Business (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, retirement, or other plan or commitment) except for raises to employees in the ordinary course of business consistent with past practice;

                  (i) made any material change in any method of accounting or accounting principle, practice, or policy relating to or impacting the Acquired Assets;

                  (j) suffered any casualty loss or damage in excess of $50,000 in the aggregate (whether or not insured against);

                  (k) taken any other action which is not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

                  (l) agreed, so as to legally bind Seller whether in writing or otherwise, to take any of the actions set forth in this Section 5.14 and not otherwise permitted by this Agreement.

         5.15 BROKERS AND FINDERS. Neither Seller, Shareholder nor any Affiliate has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by the Acquisition Documents.

         5.16 LABOR MATTERS. SCHEDULE 5.16(a) of the Disclosure Letter contains a true and correct and complete list of all current employees employed or engaged by Seller in the operations conducted at Watkinsville, Georgia and Kingman, Arizona, any bonus received by any of them during the twelve months ended May 31, 2001 and their current annual remuneration. Except as set forth on
SCHEDULE 5.16(b) of the Disclosure Letter, Seller, within the last five (5) years, has not experienced any organized slowdown, work interruption, strike, or work stoppage by any employees of Seller engaged in the Business and has not engaged in a lockout of any of such employees. Except as set forth on SCHEDULE 5.16(c) of the Disclosure Letter, Seller is not a party to nor does Seller have any obligation pursuant to any oral and legally binding or written agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of the employees of Seller engaged in the Business, nor is Seller obligated under any agreement to recognize or bargain with any labor organization or union on behalf of such employees. Except as set forth on SCHEDULE 5.16(d) of the Disclosure Letter, neither Seller nor any of its officers, directors, or employees, with respect to the operations conducted at Watkinsville, Georgia or Kingman, Arizona, has been charged or, to Seller's knowledge, threatened with the charge of any unfair labor practice within the last five (5) years. Seller, with respect to the operations conducted at Watkinsville, Georgia or Kingman, Arizona, has complied and is in compliance with all applicable federal, state, local and foreign laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of Seller's employees, including applicable wage and hour laws, fair employment laws, health and safety laws, affirmative action laws, worker compensation statutes, unemployment laws, and social security laws and all regulations relating to any such law. With respect to the Business, except as set forth on SCHEDULE 5.16(e) of the Disclosure Letter, there is no pending or, to Seller's knowledge, threatened or reasonably anticipated Litigation concerning: wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations under any federal, state, local or foreign equal employment law prohibiting discrimination; representation petitions; unfair labor practices or other disputes with or involving labor organizations; grievances or arbitrations pursuant to current or expired collective bargaining agreements or negotiations regarding such agreements; occupational safety and health; workers' compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; breach of contract, fraud or defamation; immigration or any other claim based on any aspect of the employment relationship or termination of the employment relationship (collectively, "Labor Claims"). With respect to the Business, Seller is not liable for any unpaid wages, bonuses, benefits or commissions (other than those not yet due) or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing. Except as set forth on SCHEDULE 5.16(f) of the Disclosure Letter, there is no outstanding agreement or arrangement with respect to severance payments with respect to any person employed in the Business. Except as set forth on SCHEDULE 5.16(g), none of the Hired Employees is an independent contractor or has been treated as an independent contractor by Seller within the past five (5) years.

         5.17 GOVERNMENTAL APPROVAL AND CONSENTS. Except as described on
SCHEDULE 5.17 of the Disclosure Letter, Seller, with respect to the Business, has obtained all governmental approvals, authorizations, permits, licenses, and orders required for the lawful operation of the Business as presently conducted, the absence of which would materially and adversely affect the operation of the Business.

         5.18 TAXES.

                  (a) Except as set forth on SCHEDULE 5.18 of the Disclosure Letter, all Taxes owed by Seller (whether or not shown on a Tax Return) have been paid to the extent that nonpayment could result in a lien on any Acquired Asset. For purposes of this Agreement, "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including all gross receipts, sales, use, value added, ad valorem, real estate transfer, documentary stamp, net income, gross income, capital stock, net worth, gains, bulk sales, profits, license, withholding, payroll, employment, social security, unemployment, excise, severance, property or other similar taxes, duties, fees, assessments or charges of any kind whatsoever, including any interest, penalties or additional amounts attributable thereto imposed by any Governmental Authority.

                  (b) Seller is not a foreign person within the meaning of
Section 1445(f)(3) of the United States Internal Revenue Code of 1986, as amended (the "Code").

                  (c) As used herein, the term "Tax Return" shall mean all returns and reports, information returns, statements, declarations, estimates, schedules, notices, notifications, forms, elections, certificates or other documents required to be filed or submitted to any Governmental Authority with respect to the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Tax, and including any schedule or attachment thereto, and including any amendment thereof.

         5.19 EMPLOYEE BENEFIT PLANS.

                  (a) SCHEDULE 5.19 of the Disclosure Letter contains a list of each Employee Benefit Plan that currently covers employees of the Seller engaged in the Business. Copies of the most recent plan document as well as the most recent summary plan description and a summary of material modifications for each such Employee Benefit Plan have been furnished or made available to Purchaser. "Employee Benefit Plan" means collectively, each pension, retirement, profit-sharing, deferred compensation, flexible spending account, cafeteria plan, stock plan, employee stock ownership, severance pay, vacation, holiday, bonus or incentive plan, or any other written or unwritten employee plan, policy, practice, program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, any disability, medical, vision, dental or other health plan, any life insurance plan, or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA currently or previously adopted, maintained by, sponsored in whole or in part by, or contributed to by the Seller or any entity that is considered a single employer with Seller under Code Section 414 or Section 4001 of ERISA ("ERISA Affiliate").

                  (b) Each Employee Benefit Plan listed on SCHEDULE 5.19 of the Disclosure Letter is in material compliance with its terms, ERISA, the Code and other applicable laws. Each such plan that is intended to be qualified under Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service, and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Seller has complied in all material respects with its obligations under ERISA, the Code and any other applicable laws, including, but not limited to, the continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

         5.20 COMPLIANCE WITH LAWS. Seller, with respect to the Business, is not engaging in any activity or omitting to take any action with respect to the Business or the Acquired Assets that is or creates a material violation of any law, statute, ordinance, or regulation applicable to the Business, or to the Acquired Assets. Neither the Business nor any of the Acquired Assets is subject to any judgment, order, writ, injunction, or decree issued by any court or any

Governmental Authority which has a material effect on either of them. Seller possesses all permits and licenses material to the operation of the Business as presently conducted and is in compliance with all applicable laws, regulations, and orders issued by any court or Governmental Authority where a failure so to comply would result in a Material Adverse Change. Seller, with respect to the Business, has not at any time during the last five (5) years (i) made any unlawful contribution to any political candidate, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or local governmental, regulatory or administrative officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

         5.21 GOVERNMENTAL APPROVAL AND CONSENTS. Except for the filing of the appropriate documents pertaining to the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended (the "HSR Act") with the United States Federal Trade Commission and the United States Department of Justice, and the receipt of an order of termination of the waiting period therefrom, no consent, approval, or authorization of or declaration, filing, or registration with any Governmental Authority is required in connection with the execution, delivery, and performance of this Agreement by Seller and Shareholder or the consummation by Seller and Shareholder of the transactions contemplated hereby.

         5.22 COMPLIANCE WITH THE IMMIGRATION REFORM AND CONTROL ACT. With respect to any Hired Employee, Seller is in full compliance with and has not violated the terms and provisions of the Immigration Reform and Control Act of 1986, and all related regulations promulgated thereunder (the "Immigration Laws"). With respect to each employee (as defined in Section 274a.1(f) of Title 8, Code of Federal Regulations) of Seller that is also a Hired Employee for whom compliance with the Immigration Laws by an employer (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) is required, Seller, upon request of Purchaser, will make available to Purchaser prior to the Closing Date, such employee's Form I-9 (Employment Eligibility Verification Form) and all other records, documents or other papers which are retained with the Form I-9 by the employer pursuant to the Immigration Laws. Except as set forth on
SCHEDULE 5.22 of the Disclosure Letter, to Seller's Knowledge, Seller has not, within the past five (5) years, been the subject of any inspection or investigation by the U.S. Immigration and Naturalization Service relating to Seller's compliance with or violation of the Immigration Laws, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or, to the best of Seller's knowledge, threatened.

         5.23 CORRECTNESS OF REPRESENTATIONS. No representation or warranty of Seller or Shareholder in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto, contains, or on the Closing Date will contain, any untrue statement of material fact or omits, or on the Closing Date will omit, to state any fact necessary in order to make the statements contained therein not misleading in any material respect, and all such statements, representations, warranties, Exhibits, certificates, and Schedules shall be true and complete in all material respects on and as of the Closing Date as though made on that date.

         5.24 [INTENTIONALLY OMITTED]

         5.25 OTHER TRANSACTIONS. Neither Seller nor Shareholder is participating in any discussions or negotiations looking towards, or has entered into any agreement, term sheet, letter of intent, agreement in principle or other similar understanding relating to, or has any present intention of entering into any such discussions, negotiations, agreements or understandings in each case relating to any business combination (whether effected through a sale of stock, merger, consolidation, share exchange or otherwise, and whether in a single transaction or series of transactions and whether or not Shareholder or any Affiliate thereof shall be the resulting, controlling or surviving entity of such business combination) between Shareholder or any Affiliate of Shareholder (including Seller) and any person or entity that immediately prior to such business combination derives more than five percent (5%) of its gross revenues from the manufacture, sale or distribution of building wire of the types listed on EXHIBIT A; provided, however, that the foregoing representation shall not apply to the acquisition by Seller or Shareholder from any such person or entity solely of a business or division that does not manufacture, sale or distribute building wire of the types listed on EXHIBIT A. For purposes of this Agreement, the term "Affiliate" of a person shall mean: (i) any other person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such person; or (iii) any other person for which a person described in clause (ii) acts in any such capacity.

                                    ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller and Shareholder as follows:

         6.1 ORGANIZATION AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all corporate power and authority to conduct its business, to own, lease, or operate its properties in the places where such business is conducted and such properties are owned, leased, or operated.

         6.2 AUTHORITY. Purchaser has full power and authority to enter into this Agreement and each of the other Acquisition Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each of the other Acquisition Documents to which Purchaser is a party have been duly and validly authorized and approved by all necessary action on the part of Purchaser. This Agreement and each of the other Acquisition Documents to which Purchaser is a party are the legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by the exercise of judicial discretion in accordance with equitable principles. Neither the execution and delivery by Purchaser of this Agreement or any of the other Acquisition Documents to which Purchaser is a party nor the consummation by Purchaser of the transactions contemplated hereby or thereby will (i) violate Purchaser's Certificate of Incorporation or Bylaws, (ii) violate any provisions of law or any order of any court or any Governmental Authority to which Purchaser is subject, or by which its assets are bound, or

(iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Purchaser is a party or by which its assets or properties are bound.

         6.3 LITIGATION. There is no Litigation pending, or, to Purchaser's knowledge, threatened, against Purchaser in respect of the consummation of the transactions contemplated hereby.

         6.4 CORRECTNESS OF REPRESENTATIONS. No representation or warranty of Purchaser in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto contains, or on the Closing Date will contain, any untrue statement of material fact or omits or, on the Closing Date will omit, to state any fact necessary in order to make the statements contained therein not misleading in any material respect, and all such statements, representations, Exhibits, and certificates shall be true and complete on and as of the Closing Date as though made on that date.

         6.5 BROKERS AND FINDERS. Neither Purchaser nor any affiliate of Purchaser has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by the Acquisition Documents.

         6.6 GOVERNMENTAL APPROVAL AND CONSENTS. Except for the filing of the appropriate documents pertaining to the HSR Act with the United States Federal Trade Commission and the United States Department of Justice, and the receipt of an order of termination of the waiting period therefrom, no consent, approval, or authorization of or declaration, filing, or registration with any Governmental Authority is required in connection with the execution, delivery, and performance by Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

         6.7 CYBER TECHNOLOGIES ASSETS. SCHEDULE 1.3 of the Disclosure Letter contains a true and correct list of all Cyber Technologies Assets. Purchaser has good and valid title to the Cyber Technologies Assets, and will transfer such assets to Seller at the Effective Time, free and clear of all liens, claims, charges, security interests, and other encumbrances of any kind and of any nature other than Permitted Encumbrances. All Cyber Technologies Assets are in good condition and state of repair, normal wear and tear excepted. All Cyber Technologies Assets and CT Inventory are located in Fayette County in the State of Georgia. Cyber Technologies is not party to any collective bargaining agreements covering its employees.

         6.8 COMPLIANCE WITH LAWS. Purchaser is not subject to any judgment, order, writ, injunction, or decree issued by any court or any Governmental Authority which has a material effect on either of the Cyber Technologies Assets or CT Inventory. Purchaser is in compliance with all applicable laws, regulations, and orders issued by any court or Governmental Authority where a failure so to comply would have a material adverse effect on the Cyber Technologies Assets or CT Inventory.

         6.9 TAXES. Except as set forth on SCHEDULE 6.9, Taxes owed by Purchaser (whether or not shown on a Tax Return) have been or will be paid, to the extent nonpayment could result in a lien on any Cyber Technologies Assets or the CT Inventory.

         6.10 CT INVENTORY. Purchaser has now and on the Closing Date will have valid legal title to its Inventory free and clear of any consignments, liens, claims, charges, and encumbrances, other than encumbrances which shall be removed prior to Closing. Purchaser is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers, or other customers.

                                    ARTICLE 7
                                    COVENANTS

         7.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. From the date hereof to the Closing Date, and except to the extent that Purchaser shall otherwise consent in writing, Seller, with respect to the Business, shall, and Shareholder shall cause Seller with respect to the Business to:

                  (a) operate the business substantially as previously operated and only in the regular and ordinary course of business consistent with past practices;

                  (b) not purchase or acquire any assets or properties, whether real or personal, tangible or intangible, that if acquired would be an Acquired Asset hereunder, and not sell or otherwise dispose of any real or personal property or asset that would have been an Acquired Asset hereunder, except in the regular and ordinary course of business and consistent with past practices;

                  (c) maintain the Acquired Assets in their present order and condition, reasonable wear and use excepted, and deliver the Acquired Assets to Purchaser on the Closing Date in such condition, and maintain all policies of insurance covering the Acquired Assets in amounts and on terms substantially equivalent to those in effect on the date hereof;

                  (d) take all steps reasonably necessary to maintain Seller's rights in and to the Intellectual Property and other intangible assets of Seller used solely in the Business;

                  (e) pay all accounts payable related to the Business in accordance with past practice and collect all accounts receivable in accordance with past practice, but not less than in accordance with prudent business practices;

                  (f) comply with all laws applicable to the conduct of the Business where the failure to so comply would result in a Material Adverse Change;

                  (g) maintain the Books and Records relating to the Business in the usual, regular, and ordinary manner, on a basis consistent with past practices and prepare and file all foreign, federal, state, and local tax returns and amendments thereto required to be filed by Seller after taking into account any extensions of time granted by such taxing authorities;

                  (h) not make any capital expenditures in excess of $20,000 with respect to the Business, other than those disclosed in Section 5.9.2 of the Disclosure Letter; and

                  (i) use reasonable best efforts to preserve the goodwill and patronage of the customers, employees and suppliers relating to the Business and others having a business relationship with Seller with respect to the Business.

         7.2 ACCESS AND INFORMATION. Subject to the confidentiality restrictions set forth in Section 12.1 hereof, from the date hereof to the Closing Date and during normal business hours, Seller and Shareholder shall afford to Purchaser, its lenders, counsel, accountants, and other representatives, reasonable access to the offices, properties, books, contracts, commitments, records, vendors, computer systems, and customers of Seller, insofar as the same relate to the Business and the Acquired Assets, and shall furnish such persons with all information (including financial and operating data) concerning the Business and the Acquired Assets as they reasonably may request. Requests for such information shall be coordinated with Seller's designated representatives, and Seller shall use its commercially reasonable efforts to assist Purchaser, its lenders, counsel, accountants, and other representatives in their examination.

         7.3 NOTIFICATION OF CHANGES.

                  (a) Between the date hereof and the Closing Date, Seller and Shareholder shall promptly notify Purchaser in writing of (i) any Material Adverse Change, (ii) the institution of or, if known by Seller or Shareholder, the threat of institution of legal, administrative, or other proceedings against Seller or Shareholder, related to this Agreement, the Business or the Acquired Assets, (iii) the occurrence or existence of any event or circumstance that might reasonably be expected to result in the institution or assertion of legal, administrative or other proceedings against Seller or Shareholder relating to this Agreement, the Business or the Acquired Assets, and (iv) any information that, if known on the date hereof, would have been required to be disclosed on a schedule in the Disclosure Letter or otherwise to this Agreement in order for the representations and warranties set forth in Section 5.23 to be true as of the date hereof (except that Seller and Shareholder shall be obligated to supplement SCHEDULE 5.9.1 of the Disclosure Letter only as of the Closing Date with respect to purchase orders issued or received by Seller in accordance with
Section 7.1).

                  (b) If any information provided by Seller or Shareholder to Purchaser pursuant to Section 7.3(a) shall disclose the existence or occurrence of a circumstance or event that is material and adverse when compared to the information disclosed in the Disclosure Letter on the date of this Agreement, the Purchaser shall have the right to terminate this Agreement by written notice to that effect (specifying the basis for such termination to Seller and the Shareholder) within ten (10) days after its receipt of such supplemental disclosure; and upon such timely termination, the Purchaser shall be released of all of its obligations hereunder. If the Purchaser shall not timely elect to terminate this Agreement in accordance with the foregoing sentence, such disclosed information shall be deemed to amend the Disclosure Letter and this Agreement as of the date hereof.

                  (c) As used in this Agreement, "Material Adverse Change" means any circumstance (including, without limitation, any circumstances disclosed by information furnished pursuant to clauses (ii), (iii) and (iv) of Section 7.3(a)), change in or effect on the Acquired Assets that, individually or in the aggregate with any other circumstances, changes or effects, is, or would reasonably be expected to be, material and adverse to the value or condition thereof taken as a whole; provided, that, for purposes of the foregoing, (i) any organized slowdown, labor shortage, work interruption, strike or unscheduled work stoppage by any employees of the Business, (ii) any breach of the representation and warranty contained in the last sentence of Section 5.9(f), or
(iii) any breach of the representations and warranties contained in Section 5.25 shall be deemed to be a Material Adverse Change hereunder. Notwithstanding the foregoing, a Material Adverse Change shall not include any adverse effect attributable to (A) a decline in general economic or business conditions, (B) a decline in general industry conditions, or (C) the announcement or consummation of the transactions provided for herein.

         7.4 [INTENTIONALLY OMITTED.]

         7.5 OTHER TRANSACTIONS. Seller and Shareholder shall deal exclusively and in good faith with Purchaser with regard to the sale of the Acquired Assets to Purchaser and will not, and will direct their respective officers, directors, financial advisors, accountants, agents, and counsel not to (i) solicit submission of proposals or offers from any person other than Purchaser relating to any acquisition, either directly or indirectly, of all or any material part of the Acquired Assets (each, an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding, or furnish any non-public information to any other person regarding the Acquired Assets other than Purchaser and its representatives or otherwise cooperate in any way or assist, facilitate, or encourage any Acquisition Proposal by any person other than the Purchaser or,
(iii) enter into any agreement or understanding, whether in writing or, if legally binding, oral, that would have the effect of preventing the consummation of the transactions contemplated by this Agreement. If, notwithstanding the foregoing, Seller or Shareholder, or their respective representatives or agents should receive any Acquisition Proposal or any inquiry regarding any such proposal from a third party, such persons shall promptly inform Purchaser and its counsel in writing the facts and terms thereof.

         7.6 CONSENTS. Seller shall use, and Shareholder shall cause Seller to use, its good faith best efforts to obtain, at its sole cost and expense, prior to the Closing all consents and estoppels which, in the reasonable judgment of Purchaser, are necessary or appropriate for the transfer or assignment of each of the material Acquired Assets to Purchaser and the consummation of the transactions contemplated hereby. All such consents and estoppels shall be in writing and in form and substance reasonably satisfactory to Purchaser, and executed counterparts thereof will be delivered to Purchaser promptly after receipt thereof but in no event later than the Closing. In any case where a necessary consent or approval has not been obtained at or prior to the Closing, Seller shall assist, and Shareholder shall cause Seller to assist, Purchaser, at Purchaser's request, after Closing in every commercially reasonable effort to obtain such consent or approval.

         7.7 [INTENTIONALLY OMITTED].

         7.8 ADDITIONAL REPORTS. Subject to the confidentiality restrictions set forth in Section 12.1 hereof, promptly after they become available, Seller and Shareholder will make available to Purchaser a monthly report, commencing with the period ended June 30, 2001, containing the amount of sales in such month attributable to the Business, on both a dollar and pound basis. Each such report shall be in accordance with the books and records of Seller.

         7.9 CONDITIONS PRECEDENT. Each of the parties shall use its respective reasonable good faith efforts to satisfy the conditions enumerated in Article 8 and Article 9 hereof.

         7.10 ENVIRONMENTAL PERMITS. Seller and Shareholder shall assist and cooperate with Purchaser in the transfer of all existing Environmental Permits necessary for the operation of the Business by Purchaser to the extent authorized by law.

         7.11 [INTENTIONALLY OMITTED].

         7.12 DISCHARGE OF LIENS AND ENCUMBRANCES. All liens, claims, charges, security interests, pledges, assignments, or encumbrances relating to the Acquired Assets, CT Inventory (to the extent Seller's option is exercised) or the Cyber Technologies Assets that are not Permitted Encumbrances shall be satisfied, terminated, and discharged by Seller or Shareholder, on the one hand, and Purchaser, on the other hand, on or prior to the Closing Date and evidence reasonably satisfactory to the buyer and its counsel of such satisfaction, termination, and discharge shall be delivered to the buyer at or prior to the Closing.

         7.13 ENVIRONMENTAL FINES. Seller and Shareholder shall upon demand, promptly (but not before due) pay all fines and assessments that Seller or Shareholder is not disputing in good faith and by appropriate proceedings, and that are attributable to (a) Seller's operation of Equipment which was not in compliance with Environmental Laws, (b) Seller's failure to possess all required Environmental Permits; such fine or assessment shall be payable to any Governmental Authority enforcing compliance with such laws and regulations or to the Purchaser should the Purchaser be required to pay such fine or assessment or
(c) Seller's ownership or operation of the Business or the Acquired Assets in any other respect.

         7.14 TREATMENT OF "BONEYARDS." Seller shall, prior to the Closing Date, dispose of all contents contained in or on each of the "boneyards" located at any parcel of Real Property to be conveyed to Purchaser hereunder.

         7.15 PROTECTION OF CYBER TECHNOLOGIES ASSETS. From the date hereof to the Closing Date, and except to the extent that Seller shall otherwise consent in writing, Purchaser shall:

                  (a) not sell or otherwise dispose of any Cyber Technologies Assets, except in the regular and ordinary course of business and consistent with past practices;

                  (b) maintain the Cyber Technologies Assets in their present order and condition, reasonable wear and use excepted, and deliver the Cyber Technologies Assets to Purchaser on the Closing Date in such condition, and maintain all policies of insurance covering the Cyber Technologies Assets in amounts and on terms substantially equivalent to those in effect on the date hereof;

                  (c) take all steps reasonably necessary to maintain Seller's rights in and to the Cyber Technologies Assets;

                  (d) pay all accounts payable relating to Cyber Technologies in accordance with past practice and collect all accounts receivable in accordance with past practice, but not less than in accordance with prudent business practices; and

                  (e) comply with all laws applicable to the Cyber Technologies Assets where the failure to so comply would have a material and adverse effect on the Cyber Technologies Assets or CT Inventory.

         7.16 SELLER ACCESS AND INFORMATION. Subject to the confidentiality restrictions set forth in Section 12.1 hereof, from the date hereof to the Closing Date and during normal business hours, Purchaser shall afford Seller, its lenders, counsel, accountants, and other representatives, reasonable access to the offices, properties, books, contracts, commitments, records, vendors, computer systems, and customers of Purchaser, insofar as the same relate to the Cyber Technologies Assets, and shall furnish such persons with all information (including financial and operating data) concerning the Cyber Technologies Assets as they reasonably may request. Requests for such information shall be coordinated with Purchaser's designated representatives, and Purchaser shall use its commercially reasonable efforts to assist Seller, its lenders, counsel, accountants, and other representatives in their examination.

                                    ARTICLE 8
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions all or any of which may be waived in writing, in whole or in part, by Purchaser:

         8.1 CERTIFICATE REGARDING SCHEDULES AND REPRESENTATIONS AND WARRANTIES. All information required to be furnished or delivered by Seller and Shareholder pursuant to this Agreement shall have been furnished or delivered as of the date hereof and as of the Closing Date, as required hereunder; each of the representations and warranties made by Seller and Shareholder in Article 5 shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except that such representations and warranties may be untrue or incorrect as a result of actions or transactions expressly permitted by this Agreement or actions or transactions of Seller or Shareholder made with the prior written consent of Purchaser), provided that for purposes of this Section 8.1, if any representation or warranty made by Seller or Shareholder includes within its terms a materiality qualifier, such qualifier shall be disregarded solely for purposes of determining compliance with this
Section 8.1; and Purchaser
shall have received certificates dated as of the Closing Date executed by an authorized officer of each of Seller and Shareholder to such effect.

         8.2 COMPLIANCE BY SELLER. Seller and Shareholder shall have duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement respectively to be performed by them on or prior to the Closing Date, and Purchaser shall have received certificates, dated as of the Closing Date, executed by an authorized officer of each of Seller and Shareholder, to such effect.

         8.3 NO INJUNCTION; ETC. No action, proceeding, investigation, regulation, or legislation shall be pending or threatened which seeks to enjoin, restrain, or prohibit Purchaser, or to obtain substantial damages from Purchaser, in respect of the consummation of the transactions contemplated hereby, or which seeks to enjoin the operation of all or a material portion of the Business or the Acquired Assets, which, in the reasonable judgment of Purchaser, would make it inadvisable to consummate the transactions contemplated by this Agreement.

         8.4 OPERATION IN THE ORDINARY COURSE. Since May 31, 2001, Seller shall have operated the Business in the ordinary course (except as otherwise permitted by this Agreement or as agreed to by Purchaser as evidenced by Purchaser's prior written consent).

         8.5 CONSENTS; AUTHORIZATIONS; APPROVAL OF LEGAL MATTERS. Purchaser shall have received a true and correct copy of each consent and waiver that is
(a) required for the assignment of the Assigned Contracts (other than Item 6 and 7 of SCHEDULE 1.1(D)), Permits, Intellectual Property, and other assets to be assigned to Purchaser hereunder and (b) otherwise required for the execution, delivery, and performance of this Agreement by Seller. All authorizations, orders, or approvals of any Governmental Authority required in connection with the transactions provided for herein shall have been obtained. Purchaser shall have received certificates dated as of the Closing Date, executed by an authorized officer of each of Seller and Shareholder to the foregoing effect, and Purchaser shall be satisfied with the terms, conditions, and restrictions of and obligations under each such authorization, order, or approval.

         8.6 [INTENTIONALLY OMITTED.]

         8.7 [INTENTIONALLY OMITTED]

         8.8 INCUMBENCY. Purchaser shall have received a certificate of incumbency of Seller and Shareholder executed by the Secretary or Assistant Secretary of each of Seller and Shareholder listing the officers of Seller and Shareholder authorized to execute the agreement and the instruments of transfer on behalf of Seller and Shareholder, certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Seller and Shareholder in connection with the consummation of the transactions contemplated herein.

         8.9 CERTIFIED RESOLUTIONS. Purchaser shall have received a certificate of the Secretary or Assistant Secretary of each of Seller and Shareholder containing a true and correct copy of the resolutions duly adopted by the board of directors of Seller and Shareholder, approving and authorizing each Acquisition Document and the transactions contemplated hereby and thereby.

The Secretary or Assistant Secretary of each of Seller and Shareholder shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

         8.10 BASIC CORPORATE DOCUMENTS. Seller shall have delivered to Purchaser on the Closing Date copies of certificates from the Secretary of State of the States of Arizona, Delaware, Georgia and Texas, and Shareholder and General Cable Technologies Corp. shall each have provided a certificate from the State of Delaware indicating that, as of a date within thirty (30) days prior to the Closing Date, Seller, Shareholder and General Cable Technologies Corp. were each in good standing in such jurisdictions, as applicable, as of such date.

         8.11 SATISFACTION OF TITLE OBJECTIONS AND RELEASE OF CERTAIN LIENS. Seller shall have satisfied Purchaser's title objections to the extent required under Section 4.3 and shall have terminated all Uniform Commercial Code liens, claims, security interests, or encumbrances against any of the Acquired Assets that are not Permitted Encumbrances, and to the extent any such release or termination is not reflected of record, Purchaser shall have received evidence reasonably satisfactory to it, that all such liens and encumbrances against the Acquired Assets other than Permitted Encumbrances have been released or terminated prior to or at the Closing.

         8.12 ACCURACY OF SCHEDULES. Examination by Purchaser shall not have disclosed any material inaccuracy in the representations and warranties of Seller or Shareholder set forth in this Agreement or in the Schedules delivered to Purchaser pursuant hereto.

         8.13 NO ADVERSE CHANGE. There shall not have been any Material Adverse Change since May 31, 2001, and neither Seller nor Shareholder shall have disclosed to Purchaser after the date hereof, whether pursuant to Section 7.3 or otherwise, any information not disclosed herein or on a Schedule hereto on the date hereof that concerns a circumstance or event existing or occurring prior to May 31, 2001 that constitutes a Material Adverse Change.

         8.14 INSTRUMENTS OF TRANSFER. Seller shall have delivered to Purchaser such special or limited warranty deeds, quitclaim deeds, bills of sale, motor vehicle titles, endorsements, assignments, licenses, and other good and sufficient instruments of conveyance and transfer and any other instruments reasonably deemed appropriate by counsel to Purchaser all in form and substance reasonably satisfactory to counsel to Purchaser to vest in Purchaser all of Seller's rights, title, and interest with respect to the Acquired Assets, free and clear of all liens, charges, encumbrances, pledges, or claims of any nature except for Permitted Encumbrances.

         8.15 ACQUISITION DOCUMENTS. Purchaser shall have received the Acquisition Documents to which Seller and Shareholder are parties, executed by Seller and Shareholder.

         8.16 TITLE COMMITMENTS; SURVEYS. Purchaser shall have received title commitments from a nationally recognized title company selected by Purchaser for the issuance to Purchaser at the Closing of an owner's policy of title insurance on the current appropriate ALTA form, and surveys, for the Real Property (the "Title Commitments"), which shall be reasonably satisfactory to Purchaser.

         8.17 SATISFACTION OF SUBDIVISION REQUIREMENT. Seller shall have obtained, if required, appropriate subdivision approvals which separate the Watkinsville Landfill Property from the remainder of the Watkinsville, Georgia site, and the Kingman Pond Property from the remainder of the Kingman, Arizona site; provided, however, that compliance with all of the provisions of Section
11.16 hereof shall be deemed to satisfy the condition contained in this Section 8.17.

         8.18 PROCEEDINGS. The form and substance of all certificates, assignments, orders, and other documents and instruments hereunder shall be satisfactory in all reasonable respects to Purchaser and its counsel.

         8.19 CONDITION OF ACQUIRED ASSETS. On the Closing Date, all of the Acquired Assets shall be in substantially the same condition as at the close of business on the date hereof, except for ordinary use and wear thereof and changes occurring in the ordinary course of business or expressly permitted by this Agreement between the date hereof and the Closing Date, and Purchaser shall have received a certificate dated as of the Closing Date, executed by an authorized officer of each of Seller and Shareholder to such effect; provided, however, if on or prior to the Closing Date any of the Acquired Assets shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of Seller (whether or not similar to the foregoing) to an extent which, in the reasonable opinion of Purchaser, materially affects the value of the Acquired Assets, taken as a whole, Purchaser shall have the right either (a) to terminate this Agreement and all of Purchaser's obligations hereunder without incurring any liability to Seller as a result of such termination or (b) to consummate the transactions provided for herein and be paid the full amount of all insurance proceeds, if any, paid or payable to Seller, in respect of such loss plus an amount equal to any deductible or co-insurance reserve applicable to such loss. If under the circumstances described in the foregoing sentence, Purchaser shall elect to consummate the transactions provided for herein, Seller shall, on demand, pay to Purchaser the full amount of any insurance proceeds received by Seller in respect of any such loss, together with any deductible or co-insurance reserve applicable to such loss.

         8.20 HSR ACT. The consent or approval of, or the expiration of the applicable waiting period imposed by, any Governmental Authority under the Hart-Scott-Rodino Act, shall have been obtained or shall have expired.

         8.21 [INTENTIONALLY OMITTED]

         8.22 TRANSITION SERVICES AGREEMENT. Seller shall have executed and delivered an agreement substantially in the form attached hereto as EXHIBIT C (the "Transition Services Agreement"), whereby Seller shall provide to Purchaser certain services related to the operation of the Business for a period of up to one hundred eighty (180) days after the Effective Time.

         8.23 DOCUMENTATION. Purchaser shall have received all other documents required to be delivered by Seller hereunder, pursuant to Section 4.2(a) or otherwise.

                                    ARTICLE 9
        CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND THE SHAREHOLDER

         The obligation of Seller and the Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date hereunder, of each of the following conditions, all or any of which may be waived, in whole or in part, by Seller and the Shareholder.

         9.1 CERTIFICATE REGARDING REPRESENTATIONS AND WARRANTIES. All information required to be furnished or delivered by Purchaser pursuant to this Agreement shall have been furnished or delivered as of the date hereof and the Closing Date as required hereunder; the representations and warranties made by Purchaser in Article 6 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; and Seller shall have received a certificate dated the Closing Date, executed by an authorized officer of Purchaser to such effect.

         9.2 COMPLIANCE BY PURCHASER. Purchaser shall have duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement to be performed by Purchaser on or before the Closing Date, and Seller shall have received a certificate dated the Closing Date, executed by an authorized officer of Purchaser, to such effect.

         9.3 CERTIFIED RESOLUTIONS. Seller and the Shareholder shall have received from Purchaser a certificate executed by the Secretary of Purchaser containing a true and correct copy of resolutions duly adopted by Purchaser's Board of Directors approving and authorizing this Agreement and each of the other Acquisition Documents to which Purchaser is a party and each of the transactions contemplated thereby. The Secretary or Assistant Secretary of Purchaser shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

         9.4 BASIC CORPORATE DOCUMENTS. Purchaser shall have delivered to Seller and the Shareholder on the Closing Date a copy of a certificate from the Secretary of State in Delaware, indicating that, as of a date within thirty (30) days prior to the Closing Date, Purchaser was in good standing as of such date.

         9.5 NO INJUNCTION; ETC. No action, proceeding, investigation, regulation, or legislation shall be pending or overtly threatened which seeks to enjoin, restrain, or prohibit any party to this Agreement, or to obtain substantial damages from Seller or the Shareholder, in respect of the consummation of the transactions contemplated hereby, which, in the reasonable judgment of Seller and the Shareholder, would make it inadvisable to consummate such transactions.

         9.6 INCUMBENCY. Seller and the Shareholder shall have received a certificate of incumbency of Purchaser executed by the Secretary or Assistant Secretary of Purchaser listing the officers of Purchaser authorized to execute this Agreement and the other Acquisition

Documents to which Purchaser is a party and the instruments of assumption on behalf of Purchaser and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Purchaser in connection with the consummation of the transactions contemplated herein.

         9.7 CERTIFICATES. Seller and the Shareholder shall have received from Purchaser all such certificates, dated as of the Closing Date, as Seller and the Shareholder shall reasonably request to evidence the fulfillment by Purchaser, or such other satisfaction as of the Closing Date, of the terms and conditions of this Agreement.

         9.8 ACQUISITION DOCUMENTS. Seller and the Shareholder shall have received the Acquisition Documents to which Purchaser is a party, executed by Purchaser.

         9.9 HART-SCOTT-RODINO ACT. The consent or approval of, or the expiration of the applicable waiting period imposed by, any Governmental Authority under the Hart-Scott-Rodino Act, shall have been obtained or shall have expired.

         9.10 PROCEEDINGS. The form and substance of all opinions, certificates, assignments, orders and other documents and instruments hereunder shall be satisfactory in all reasonable respects to Seller and the Shareholder and their counsel.

         9.11 DOCUMENTATION. Seller and the Shareholder shall have received all other documents required to be delivered by Purchaser hereunder, pursuant to
Section 4.2(b) or otherwise.

         9.12 SATISFACTION OF SUBDIVISION REQUIREMENT. Seller shall have obtained appropriate subdivision approvals which separate the Watkinsville Landfill Property from the remainder of the Watkinsville, Georgia site, and the Kingman Pond Property from the remainder of the Kingman, Arizona site; provided, however, that compliance with all of the provisions of Section 11.16 hereof shall be deemed to satisfy the condition contained in this Section 9.12.

         9.13 INSTRUMENTS OF TRANSFER. Purchaser shall have delivered to Seller such bills of sale and other good and sufficient instruments of conveyance and transfer as required herein.

         9.14 CONDITION OF ACQUIRED ASSETS. On the Closing Date, all of the Cyber Technologies Assets shall be in substantially the same condition as at the close of business on the date hereof, except for ordinary use and wear thereof, and changes occurring in the ordinary course of business or expressly permitted by this Agreement between the date hereof and the Closing Date.

         9.15 CONSENTS; AUTHORIZATIONS; APPROVAL OF LEGAL MATTERS. Purchaser shall have delivered to Seller a true and correct copy of each consent and waiver that is (a) required for the assignment of the Cyber Technologies Assets and CT Inventory (if it is to be acquired) and (b) otherwise required for the execution, delivery, and performance of this Agreement by Purchaser. All authorizations, orders, or approvals of any Governmental Authority required in connection with the transactions provided for herein and Seller's consent from its senior lenders shall have been obtained.


                                   ARTICLE 10
                                MUTUAL COVENANTS

         10.1 GOVERNMENTAL FILINGS. Purchaser and Seller, to the extent legally required, shall promptly prepare, file, and diligently prosecute at the earliest practicable time after the date hereof all applications and filings required by federal or state law in order to effect the transactions contemplated by this Agreement.

         10.2 FURTHER MUTUAL COVENANTS. Purchaser and Seller shall each take all actions contemplated by this Agreement, and, subject to Purchaser's and Seller's right to terminate this Agreement pursuant to Article 13 hereof, do all things reasonably necessary to effect the consummation of the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement, Purchaser and Seller shall each refrain from knowingly taking or failing to take any action which would render any of the representations or warranties contained in Articles 5 or 6 of this Agreement in any material respect inaccurate as of the Closing Date. Each party shall promptly notify the other party of any action, suit, or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

         10.3 PRORATIONS.

                  (a) To the extent not included in the Assumed Liabilities, Utility Charges, Equipment Charges, Real Property Taxes, Personal Property Taxes, and Service Contracts including, without limitation, accruals or prepayments thereof (all as individually defined below and collectively called the "Proration Items"), shall be prorated directly between Seller and the Purchaser as provided in this Section 10.3.

                  (b) For purposes of this Section 10.3, the capitalized terms set forth below shall have the following meanings:

                           (i) "Utility Charges" shall mean water, sewer,
electricity, gas and other utility charges, if any, applicable to the Real Property;

                           (ii) "Equipment Charges" shall mean rental charges
payable or receivable and other payments or receipts applicable to the Equipment;

                           (iii) "Real Property Taxes" shall mean ad valorem
taxes imposed upon the Real Property; and

                           (iv) "Personal Property Taxes" shall mean ad valorem
taxes imposed upon the Acquired Assets other than the Real Property.

                  (c) As soon as practicable after the Closing Date, all Utility Charges, Equipment Charges, Real Property Taxes, Personal Property Taxes, and Service Contracts (including amounts owed pursuant to transferable state licenses applicable to the Acquired Assets and transferred to Purchaser hereunder) which are not included in the Assumed Liabilities shall be apportioned to the Closing Date, and representatives of Seller and Purchaser will examine all relevant books and records as of the Closing Date in order to make the determination of the apportionments, which determinations shall be calculated in accordance with past practices. Payments in respect thereof shall be made to the appropriate party by check within thirty (30) days after such determination, except that payments for Real Property Taxes and Personal Property Taxes shall initially be determined based on the previous year's taxes and shall later be adjusted to reflect the current year's taxes when the tax bills are finally rendered. The parties shall fully cooperate to avoid, to the extent legally possible, the payment of duplicate Personal Property Taxes, and each party shall furnish, at the request of the other, proof of payment of any Personal Property Taxes or other documentation which is a prerequisite to avoiding payment of a duplicate tax.

                  (d) In the event that either party (the "Payor") pays a Proration Item (other than if and to the extent included in the Assumed Liabilities) for which the other party (the "Payee") is obligated in whole or in part under this Section 10.3, the Payor shall present to the Payee evidence of payment and a statement setting forth the Payee's proportionate share of such Proration Item, and the Payee shall promptly pay such share to the Payor. In the event either party (the "Recipient") receives payments of a Proration Item to which the other party (the "Beneficiary") is entitled in whole or in part under this Agreement, the Recipient shall promptly pay such share to the Beneficiary.

                  (e) In the event there exists as of the Closing Date any pending appeals of ad valorem tax assessments with regard to any Acquired Assets, the continued prosecution and/or settlement of such appeals shall be subject to the direction and control of Purchaser with respect to assessments for the year within which the Closing occurs.

                  (f) Property taxes on and charges with respect to Cyber Technologies Assets shall be prorated in a manner consistent with the methodology specified in Section 10.3(c), (d) and (e).

                                   ARTICLE 11
                              POST CLOSING MATTERS

         11.1 EMPLOYMENT OF EMPLOYEES. On or prior to the Closing Date, Purchaser shall be entitled, but not required, to offer employment, subject to Purchaser's sole discretion, to the salaried and nonsalaried employees of the Business. All employees of the Business accepting Purchaser's offer of employment are hereinafter referred to as the "Hired Employees." Purchaser commits that it will satisfy all of its post-closing obligations as a successor employer, as defined by the National Labor Relations Act, should circumstances and applicable law mandate such status.

         11.2 SELLER'S RESPONSIBILITIES. Seller shall be responsible for (a) the payment of all earned but unpaid salaries, bonus, vacation pay, sick pay, holiday pay, severance pay (subject to reimbursement of the Severance Liabilities by Purchaser as provided in Section 11.14) and other like obligations and payments to the employees of the Business for all periods ending on or prior to the Closing Date, (b) the payment of any amounts due to employees of the Business (including the Hired Employees) pursuant to the Employee Benefit Plans as a result of the employment of employees of the Business, and, in determining bonuses and other similar payments due to Hired Employees for any period ended on or prior to the Effective Time (and if payment thereof will occur after the Effective Time, Seller shall waive any requirement that such employees be employees of Seller or Shareholder on the date such bonuses or other similar payments are paid), (c) all incurred but unreported or unpaid medical claims of employees of the Business (including Hired Employees) incurred prior to the Effective Time and for the cost associated with any hospital confinement which commences prior to the Effective Time, and (d) all liabilities associated with any leaves taken or commenced prior to the Closing Date in connection with the Family and Medical Leave Act of 1993. Effective on the Closing Date, Seller and Shareholder shall, and hereby do, release all Hired Employees from any employment and/or confidentiality agreement previously entered into between Seller or Shareholder and such Hired Employees relating to the Business to the extent (but only to the extent) necessary for Purchaser to operate the Business in the manner reasonably chosen by Purchaser. Neither Seller nor Shareholder shall be deemed to release any Hired Employee from any confidentiality agreement executed by such Hired Employee in favor of third parties relating to receipt of confidential information in connection with potential business acquisitions. To the extent permitted by, and in accordance with, the provisions of an Employee Benefit Plan, the Code and ERISA, Seller will provide for distribution under each Employee Benefit Plan to each Hired Employee by reason of the termination of employment of each Hired Employee from Seller.

         11.3 SELLER'S BENEFIT PLANS. Purchaser shall assume no liability or responsibility with regard to any Employee Benefit Plan. Seller shall be responsible for complying with the requirements of Code Section 4980B and Part 6 of Title 1 of ERISA for employees of the Business (including the Hired Employees) and their "qualified beneficiaries" whose "qualifying event" (as such terms are defined in Code Section 4980B) occurs on or prior to the Closing Date. Seller will, at its or one of its affiliate's expense, cause all applicable employer matching contributions to be made to the accounts of all Hired Employees under Seller's Code Section 401(k) plan for that portion of the 2001 plan year during which such Hired Employee was eligible to receive an employer matching contribution without regard to any requirement that the Hired Employees be employed on any particular date or earn any minimum number of hours of service to receive such contribution. Seller will, at its or one of its affiliate's expense, cause Hired Employees to be paid for all accrued but unused vacation time as of the Closing Date. Seller shall cause all Hired Employees to become fully vested as of the Closing Date in their accrued benefits and accounts under any Employee Benefit Plan, except where such vesting would violate applicable laws or require, under applicable laws, the Seller to increase benefits of other employees.

         11.4 [INTENTIONALLY OMITTED].

         11.5 NON-SOLICITATION. Each of Seller and Shareholder shall terminate effective as of the Closing Date all employment agreements it has with any of the Hired Employees. Until the expiration of one (1) year after the Closing Date, neither Shareholder nor Seller shall, directly or indirectly, solicit or offer employment to any Hired Employee unless the Hired Employee's employment previously has been terminated by Purchaser.

         11.6 DISCHARGE OF BUSINESS OBLIGATIONS. From and after the Closing Date, Seller shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the Closing Date in respect of the Business, its operations or the assets and properties used therein (except for those expressly assumed by Purchaser hereunder), including without limitation any liabilities or obligations to employees, customers and suppliers of the Business.

         11.7 MAINTENANCE OF BOOKS AND RECORDS. Each of Seller and Purchaser shall preserve until the seventh anniversary of the Closing Date all Books and Records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the Business prior to the Closing Date. Seller shall give Purchaser written notice of any Books and Records discovered by Seller that were not transferred to Purchaser because such Books and Records were not located on the Real Property. After the Closing Date, where there is a legitimate purpose, such party shall provide the other party and its representatives with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the assets, liabilities or business of the Business prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further, provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party, its affiliates, officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party.

         11.8 PAYMENTS RECEIVED. Shareholder and Seller, on the one hand, and Purchaser, on the other hand, each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation, any insurance proceeds, and will account to the other for all such receipts.

         11.9 UCC MATTERS. From and after the Closing Date, Shareholder and Seller will promptly refer all inquiries with respect to ownership of the Acquired Assets to Purchaser. In addition, Shareholder and Seller will execute such documents and financing statements as Purchaser may reasonably request from time to time to evidence transfer of the Acquired Assets to Purchaser, including any necessary assignments of financing statements.

         11.10 COVENANT NOT TO COMPETE.

                  (a) Each of Shareholder and Seller agrees that for a period of ten (10) years commencing on the Closing Date, it will not, within the Territory (as hereinafter defined), either directly or indirectly, own (other than the ownership of less than five percent of the outstanding voting power or equity interests of a business entity whose equity securities of the class or series owned by Seller or Shareholder are traded on a national securities exchange or quoted on the NASDAQ National Market), manage, enter into an alliance or joint venture concerning, operate, join, control or participate in the ownership, management, operation or control of, or enter into any agreement for the acquisition of (other than the acquisition of less than five percent of the outstanding voting power or equity interests of a business entity whose equity securities of the class or series proposed to be acquired by Seller or Shareholder are traded on a national securities exchange or the NASDAQ National Market), manage, operate, control or participate in such ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise where such business is engaged in the design, manufacture, production, sale or marketing of copper or aluminum building wire of the types listed on EXHIBIT A (a "Competing Business") into the electrical distribution and electrical retail markets in the Territory. As used herein, the term "Territory" means the territorial fifty (50) United States of America, including Puerto Rico. Notwithstanding the foregoing, Seller shall not be limited in disposing of Inventory existing on the Closing Date which is not accepted by Purchaser pursuant to Section 3.2 hereof.

                  (b) The parties hereto specifically acknowledge and agree that the foregoing covenant is made and given, and has been specifically bargained for by Purchaser, in order to protect and preserve unto Purchaser the benefit of its purchase of the Acquired Assets and the Business and goodwill associated therewith, that Purchaser will suffer irreparable harm should Seller or Shareholder breach such covenant, that the remedy at law for any breach of the foregoing will be inadequate, and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 11.10 should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

                  (c) If at any time during the ten (10) years commencing on the Closing Date, Shareholder shall acquire, either directly or through any Affiliate of Shareholder, ownership of more than fifty percent (50%) of the outstanding voting power or equity interests of any person or entity (the "Target") or all or substantially all of the business and assets of the Target (whether such acquisition of voting power or assets is through a purchase of securities, purchase of assets, merger, share exchange, consolidation or other form of business combination, and whether in one or a series of related transactions) that had, for the most recent fiscal year of the Target prior to the first public announcement disclosing the pending acquisition of Target by Shareholder, gross revenues from the manufacture, sale or distribution of building wire of the types listed on EXHIBIT A in the Territory that is more than five percent (5%) of the aggregate gross revenues (determined on a consolidated basis) of the Target and its direct and indirect subsidiaries, then Shareholder shall not be deemed in breach of Section 11.10(a) as a consequence thereof so long as: (i) not later than thirty (30) days after such acquisition it publicly announces its intention to divest such building wire business and assets of Target, and (ii) not later than twelve (12) months after such acquisition, it divests or causes the Target to divest, all of the business, properties and assets constituting the building wire business of Target; provided, however, prior to initiating any such divestiture, Shareholder shall, and shall cause Target to, offer to sell all or any part of such business, properties and assets to Purchaser. Such offer shall be made in writing (the "Offer Notice") to Purchaser and shall state the price at which such business, properties and assets are offered to Purchaser. Purchaser shall have ninety (90) days following the receipt of the Offer Notice in which to accept or reject such offer. If Purchaser shall accept such offer with respect to any or all of such business, properties and assets, Purchaser and Seller shall, and Seller shall cause Target to, negotiate in good faith a definitive purchase agreement for such accepted portions of the business, properties and assets. If Purchaser shall reject such offer prior to the expiration of such ninety (90) day period, or shall fail to accept or reject such offer within such period, or if after accepting such offer Purchaser and Shareholder (or Target, as the case may be) shall fail to enter into a definitive purchase agreement for the purchase of such accepted portions of the business, properties and assets by Purchaser within ninety (90) days after Purchaser's receipt of the Offer Notice, Shareholder and Target shall then proceed to divest such business, properties and assets prior to the lapse of the twelve (12) month period stated above; provided, however, if Shareholder or Target shall propose to sell such business, properties and assets to a third party at a price less than the price at which Shareholder or Target proposes to sell such business, properties and assets to Purchaser, Seller and Target shall, before consummating any such sale to such third party, offer in writing (the "Second Offer Notice") to sell such business, properties and assets to Purchaser at such lesser price, and Purchaser shall have thirty (30) days from its receipt of the Second Offer Notice within which to accept such offer, and if accepted, a period of sixty (60) days after its receipt of such Second Offer Notice in which to enter into a definitive agreement for the purchase of such business, properties and assets. If Purchaser shall reject such offer in writing, or fail to accept such offer within that thirty (30) day period, or if it accepts such offer, shall fail to enter into such definitive purchase agreement within such sixty (60) day period, Shareholder and Target shall thereafter be free to consummate the transaction with such third party so long as such transaction is not consummated on price or terms more favorable to the purchaser of such business, properties and assets than the price and terms on which such business, properties and assets were offered to Purchaser in the Second Offer Notice.

                  (d) The restrictions of this Section 11.10 shall cease to apply if Seller is acquired (either directly or as part of an acquisition of Shareholder) by an unrelated third party in a merger, consolidation, stock sale or sale of substantially all of its assets in a transaction in which the shareholders of Shareholder immediately prior to the consummation of the transaction shall own, directly or indirectly, less than fifty percent (50%) of the voting power of Seller or the surviving entity in such transaction, if different from Seller, immediately after the consummation of such transaction, except that the Seller (and the surviving entity in the acquisition, if different from the Seller) shall not sell products covered by Section 11.10(a) in the Territory under the name "General Cable" for the period specified in Section 11.10(a).

         11.11 COOPERATION. Shareholder, Seller and Purchaser shall cooperate with each other in all reasonable respects in connection with the defense of any claim included within any Assumed Liability or Excluded Liability, as the case may be, including making available records relating to such claim and furnishing, without expense, management employees of the party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as a witness in any proceeding relating to such claim; provided, however, that the foregoing right to cooperation shall not be exercisable by one party in such a manner as to interfere unreasonably with the normal operations and business of the other party.

         11.12 USE OF GENERAL CABLE TRADEMARK. At the Closing, Shareholder and Purchaser shall execute and deliver Trademark License Agreements substantially in the form of EXHIBIT D hereto.

         11.13 WARN ACT. To the extent that any payment obligations under the WARN Act ("WARN Obligations") arise with respect to the Business, it is agreed that Purchaser shall be responsible for any WARN Obligations (other than any WARN Obligations relating to the Plano Facility) arising as a result of any employment losses from the Business occurring prior to or on the Closing Date occurring solely because of (a) Purchaser's failure to make offers of employment to a sufficient number of employees of Seller, or (b) a court ruling that Seller has WARN Obligations because the terms of Purchaser's offers of employment to Seller's employees are so substantially inferior to the terms of their employment with Seller that their rejection of such offers is deemed an "employment loss" as to Seller pursuant to WARN.

         11.14 REIMBURSEMENT FOR SEVERANCE LIABILITIES. Purchaser, within ten
(10) days of Seller's written request, shall reimburse Seller for the Severance Liabilities. As used herein, "Severance Liabilities" means the amount of the severance pay, other than WARN Obligations as set forth in Section 11.13 with respect to Seller's facility in Kingman, Arizona and Watkinsville, Georgia, that is actually paid as a result of effects bargaining or in accordance with Seller's severance policies in effect on the date hereof to, or on behalf of, Seller's employees in the Business who meet all of the following conditions:

                  (i) the employee's primary location is not Highland Heights, Kentucky or Plano, Texas (i.e., there shall be no Severance Liabilities with respect to such employees);

                  (ii) the employee's employment is terminated by Seller as of the Effective Time because of this transaction; and

                  (iii) the employee is not offered employment by Purchaser as of the Effective Time.

For purposes of the preceding sentence,

                  (w) Purchaser shall not be obligated to reimburse Seller for any severance payment made or requested to be made to any employee who rejects, fails to accept or is unable to accept any offer of employment from Purchaser for any reason whatsoever;

                  (x) as of the date hereof, Seller does not maintain a severance policy for the non-salaried employees at its Watkinsville Facility, and accordingly, there shall be no Severance Liabilities with respect to non-salaried employees at Seller's Watkinsville Facility other than an amount up to Twelve Thousand Dollars ($12,000) per employee actually paid by Seller to, or on behalf of, any such employees to whom Purchaser does not make an offer of employment as of the Effective Time;

                  (y) it is the intention of the parties that the transaction covered by this Agreement does not constitute a "plant closing" under the Plant Closing Agreement dated August 31, 1998 between Local 640 IBEW (Kingman, AZ) and General Cable Industries, Inc., and thus there shall be no Severance Liabilities with respect to non-salaried employees at Seller's Kingman Facility, including any payments required under such Plant Closing Agreement, other than an amount up to Twelve Thousand Dollars ($12,000) per employee actually paid by Seller to, or on behalf of, any such employees to whom Purchaser does not make an offer of employment as of the Effective Time; and

                  (z) any severance benefits paid to salaried employees of the Business shall be limited to benefits payable under the Severance Pay Plan for General Cable Salaried Employees (as amended and restated effective as of January 1, 1996, and as amended to the date hereof) ("Salaried Plan"), determined without regard to Section 4(iii) of the Salaried Plan (which permits the employer to deviate from the severance pay formula set forth in the Salaried Plan).

If Purchaser reimburses Seller for Severance Liabilities attributable to any employee who is, at any time during the one hundred eighty (180) days following the Effective Time, either employed by Seller or any Affiliate of Seller, then Seller shall promptly return the amount of any such reimbursement to Purchaser.

         11.15 DIVISION OF AD VALOREM TAXES. Seller and Purchaser acknowledge that, pursuant to the terms of this Agreement, the parcels of Real Property to be acquired by Purchaser are not separately assessed for real property tax assessment purposes and will be combined with other real property currently owned by Seller at Closing for real property tax assessment purposes. Seller and Purchaser hereby agree to cooperate and use good faith efforts after Closing to have the Real Property acquired by Purchaser to have those parcels assessed separately. Seller and Purchaser hereby agree that until such time as the Purchaser's Real Property is separately assessed, Seller shall pay to Purchaser Seller's pro rata share of any real property Taxes assessed to Purchaser.

         11.16 SUBDIVISIONS.

                  (a) Prior to and after the Closing Date, Seller and Shareholder shall use their respective best efforts to cause the conditions set forth in Sections 8.17 and 9.12 (excluding each of the provisos thereto) to be satisfied.

                  (b) If, despite the use of such best efforts, Seller has not received the subdivision approvals described in Sections 8.17 and 9.12 on or prior to the Closing Date, then:

                           (i) Seller will delay the conveyance of each parcel
of the Real Property to Purchaser until fifteen (15) business days after Seller has obtained such subdivision approval with respect to such parcel (each such date being referred to herein as a "Subdivision Date"); and

                           (ii) on the Closing Date, Seller and Purchaser shall
enter into a lease of the Real Property, excluding the Watkinsville Landfill Property and the Kingman Pond Property, in the form attached hereto as EXHIBIT E (the "Lease"), with the term of the Lease (the "Term") commencing on the Closing Date and expiring upon the Subdivision Date.

                  (c) If Seller does not convey the Real Property to Purchaser on the Closing Date, Seller shall convey the Real Property to Purchaser on the date which is fifteen (15) business days after the Subdivision Date pursuant to all terms and conditions of this Agreement, except with respect to any time periods or deadlines included herein, which shall be tolled until the conveyance of the Real Property to Purchaser.

         11.17 PLANO FACILITY.

                  (a) If, at any time during the ten (10) years commencing on the Closing Date, Shareholder or Seller shall propose to sell, lease or otherwise transfer any interest in the Plano Facility (including, without limitation, any portion thereof or any interest in the buildings, fixtures and improvements located thereon) to a third party, Shareholder and Seller shall, before consummating any such sale, lease or other transfer to such third party, offer in writing (the "Plano Offer Notice") to sell, lease or otherwise transfer such interest in the Plano Facility to Purchaser at such price and on such terms proposed to be entered into with such third party, and Purchaser shall have twenty (20) days from its receipt of the Plano Offer Notice within which to accept such offer, and if Purchaser accepts the offer, Purchaser and Seller shall, within a period of ninety (90) days after Purchaser's receipt of such Plano Offer Notice in which to enter into a definitive agreement for the sale, lease or transfer of such interest in the Plano Facility and complete closing. If Purchaser shall reject such offer in writing, or fail to accept such offer within that twenty (20) day period, or if it accepts such offer and the parties shall fail to enter into such definitive agreement and complete closing within such ninety (90) day period, Shareholder and Seller shall thereafter be free to consummate the transaction with such third party so long as such transaction is not consummated on price or terms more favorable to the purchaser, lessee or transferee of such interest in the Plano Facility than the price and terms on which such interest in the Plano Facility was offered to Purchaser in the Plano Offer Notice.

                  (b) Purchaser may not assign any portion of its rights pursuant to this Section 11.17 to any person or entity without the consent of Seller or Shareholder. From and after any such assignment, the word "Purchaser" shall mean such assignee.

                                   ARTICLE 12
                     CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS;
                               ACCESS TO CUSTOMERS

         12.1 CONFIDENTIALITY. The provisions of that certain Confidentiality Agreement dated April 16, 2001 by and between Purchaser and Shareholder are hereby incorporated herein in their entirety.

         12.2 PUBLIC ANNOUNCEMENTS. Shareholder, Seller and Purchaser will consult with each other before issuing any press releases or otherwise making any public statements or filings with Governmental Authorities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with Governmental Authorities prior to such consultation and shall modify any portion thereof if the other party reasonably objects thereto, unless the same may be required by applicable law.

         12.3 ACCESS TO CUSTOMERS. From and after the date hereof and continuing to the earlier of the Effective Time or the termination of this Agreement as provided in Section 13.1 below, Purchaser shall have the right to review all contracts and other commercial documents related to customers of the Business. Purchaser shall have the right to contact all customers of the Business. Seller shall be entitled to participate in meetings with customers of the Business that are not also customers of Purchaser, and Purchaser shall provide reasonable notice to Seller of any such meetings in advance of the scheduled time for such meetings.

                                   ARTICLE 13
                                   TERMINATION

         13.1 TERMINATION. This Agreement may be terminated:

                  (a) by the mutual consent of Purchaser and Seller;

                  (b) by Purchaser: (i) if a Material Adverse Change has occurred since May 31, 2001 or (ii) Seller or Shareholder shall notify Purchaser after the date hereof of any information described in clauses (ii), (iii) or
(iv) of Section 7.3(a) that is not disclosed herein or on a Schedule hereto on the date hereof that concerns a circumstance or event existing or occurring prior to May 31, 2001 that constitutes a Material Adverse Change, or (iii) if any condition in Article 8 (other than as provided in Sections 8.11, 8.13 and 8.19) becomes impossible of performance (other than as a result of a breach or default by Purchaser in the performance of its obligations hereunder) and such performance has not been waived by Purchaser in writing at or prior to termination of this Agreement by Purchaser, or (iv) as provided in Sections 4.3(b), 4.5(e), 4.7, 7.3(b), or 8.19 hereof or (v) if Seller or Shareholder shall, in any material respect, breach or default in the performance of their respective obligations hereunder and such breach or default, if not a willful breach or default, has not been cured within fifteen (15) days following receipt by the breaching or defaulting party of notice of such breach or default; provided, however, that if the breach or default may be cured and Seller or Shareholder, as the case may be, is taking reasonable steps to cure such breach or default, then Purchaser may not terminate this Agreement pursuant to this Section 13.1(b)(v) until the earlier of (A) the fifteenth (15th) day following the receipt by Seller or Shareholder of the notice of such breach and
(B) the Termination Date;

                  (c) by Seller or Shareholder (i) if any condition in Article 9 becomes impossible of performance (other than as a result of a breach or default by Seller or Shareholder in the performance of their respective obligations hereunder) and such performance has not been waived by Seller and Shareholder in writing at or prior to the termination of this Agreement by Seller or Shareholder, or (ii) as provided in Section 4.5(e), or (iii) if Purchaser shall, in any material respect, breach or default in the performance of its obligations hereunder and such breach or default, if not a willful breach or default, has not been cured within fifteen (15) days following receipt by the breaching or defaulting party of notice of such breach or default; provided, however, that if the breach or default may be cured and Purchaser is taking reasonable steps to cure such breach or default, then Seller or Shareholder, as the case may be, may not terminate this Agreement pursuant to this Section 13.1(c)(iii) until the earlier of (A) the fifteenth (15th) day following the receipt by Purchaser of the notice of such breach and (B) the Termination Date; or

                  (d) by either party (other than a party that is in breach of its obligations under this Agreement) if the Closing shall not have occurred on or before the Termination Date.

                  As used herein, "Termination Date" shall mean December 31,
2001.

         13.2 EFFECT OF TERMINATION.

                  (a) In the event of the termination of this Agreement by either Seller or Purchaser pursuant to Section 13.1, this Agreement (other than this Article 13 and Section 12.1 and Article 15, each of which shall continue to be binding on the parties) shall forthwith become null and void, and the parties shall thereafter have, with respect to such termination, only the rights and remedies set forth in Sections 13.2(b) and (c) below.

                  (b) If (1) the Closing shall not have occurred prior to 5:00 P.M. Atlanta, Georgia time on the Termination Date, and (2) all conditions in
Article 9 have been satisfied in full prior to such time (other than those which can only be satisfied by Purchaser at the Closing and as to which Purchaser has tendered performance in compliance with Article 9 at or prior to that time), and
(3) this Agreement shall not have been terminated prior to that time pursuant to
Section 13.1(a), by Purchaser pursuant to Section 13.1(b)(i), (ii), (iii) or
(iv), or by Seller pursuant to Section 13.1(c), and (4) the conditions set forth in Sections 8.3, 8.5, 8.16 and 8.20 shall have been satisfied or waived by Purchaser, and (5) Seller and Shareholder shall have, in any material respect, breached or defaulted in the timely performance of any of their respective obligations hereunder and such breach or default shall not have been waived by Purchaser but shall be continuing at such time (whether or not Purchaser shall have terminated this Agreement pursuant to Section 13.1(b)(v)), then Seller shall pay to Purchaser the sum of $3,000,000. Such

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payment shall constitute liquidated damages in full and complete satisfaction of, and shall be Purchaser's sole and exclusive remedy for, any loss, liability, damage or claim arising out of or in connection with any breach or default by Seller or Shareholder in the performance of their respective obligations under this Agreement. The payment required to be made pursuant to this Section 13.2(b) shall be made not later than two (2) business days after Purchaser's written demand for payment has been given to Seller and Shareholder as herein provided.

                  (c) If (1) the Closing shall not have occurred prior to 5:00 P.M. Atlanta, Georgia time on the Termination Date, and (2) all conditions in
Article 8 have been satisfied in full prior to such time (other than those which can only be satisfied by Seller and Shareholder at the Closing and as to all of which Seller and Shareholder shall have tendered performance in compliance with
Article 8 at or prior to that time), and (3) this Agreement shall not have been terminated prior to that time pursuant to Section 13.1(a), by Seller pursuant to
Section 13.1(c)(i) or (ii), or by Purchaser pursuant to Section 13.1(b), and (4) the conditions set forth in Sections 9.5, 9.9 and 9.15 shall have been satisfied or waived by Seller and Shareholder at or prior to such time, and (5) Purchaser shall have, in any material respect, breached or defaulted in the timely performance of any of its obligations hereunder and such breach or default shall not have been waived by Seller and Shareholder but shall be continuing at such time (whether or not Seller and Shareholder shall have terminated this Agreement pursuant to Section 13.1(c)(iii)), then Purchaser shall pay to Seller and Shareholder, jointly, the sum of $8,000,000. Such payment shall constitute liquidated damages of Seller and Shareholder in full and complete satisfaction of, and shall be the sole and exclusive remedy of Seller and Shareholder, or either of them, for any loss, liability, damage or claim arising out of or in connection with any termination of this Agreement or the breach or default by Purchaser in the performance of its obligations under this Agreement. To secure the payment of such liquidated damages, if and only if the same become payable hereunder, Purchaser, Seller, Shareholder and Chase Manhattan Trust Company, National Association, as escrow agent thereunder, have, contemporaneously with the execution and delivery of this Agreement, executed and delivered the Escrow Agreement, an executed copy of which is attached to this Agreement as EXHIBIT E (the "Escrow Agreement"). Purchaser has deposited with the escrow agent the Escrow Amount (as defined in the Escrow Agreement), and the parties shall have such rights with respect to the Escrow Amount as are provided for in this
Section 13.2(c) and in the Escrow Agreement.

                                   ARTICLE 14
                                 INDEMNIFICATION

         For the purposes of this Article 14, "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, diminution of value of the Acquired Assets, removal and remediation requirements and expenses, including without limitation, interest, penalties, and reasonable attorneys' and other professional fees and expenses. For purposes of Section 14.1, (a) to the extent any facts and circumstances can be deemed a breach of a representation or warranty by Seller or the Shareholders, or be deemed an Excluded Liability, such facts and circumstances shall be deemed to be construed as giving rise to an Excluded Liability, and (b) for purposes of determining if any representation or warranty of Seller or the Shareholders has been breached, any qualification or limitation of such

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representation or warranty by the word "material," "knowledge" or words of similar effect shall be disregarded.

         14.1 AGREEMENT OF SELLER AND SHAREHOLDER TO INDEMNIFY. Subject to the terms and conditions of this Article 14, Seller and Shareholder, jointly and severally, agree to indemnify, defend, and hold harmless Purchaser and its officers, directors, shareholders, employees, agents and other Affiliates (collectively, the "Purchaser Indemnitees") from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Purchaser Indemnitees (but without duplicating recovery) by reason of, resulting from, based upon, arising out of or otherwise in respect of:

                  (a) the breach of any representation or warranty of Seller or Shareholder contained in or made pursuant to this Agreement or any other Acquisition Document or in any certificate, Schedule, or Exhibit furnished by Seller or Shareholder in connection herewith or therewith;

                  (b) the breach of any covenant or agreement of Seller or Shareholder contained in or made pursuant to this Agreement or any other Acquisition Document;

                  (c) any Excluded Liability;

                  (d) the failure to deliver good, valid and marketable title to any of the Acquired Assets, subject to the Permitted Encumbrances;

                  (e) Environmental Liabilities;

                  (f) any Employee Benefit Plan; and

                  (g) all Labor Claims arising out of or based upon acts, circumstances or events occurring prior to the Effective Time, including, without limitation, the Labor Claims disclosed on SCHEDULE 5.16(E).

         Any claim for Indemnification that could be asserted as a breach of a representation or warranty of Seller or Shareholder under Section 14.1(a) above and also under either Sections 14.1(c), (d), (e), (f) or (g) shall be deemed made under such last mentioned Sections, as applicable, and not under Section 14.1(a).

         14.2 AGREEMENT OF PURCHASER TO INDEMNIFY SELLER AND SHAREHOLDER. Subject to the terms and conditions of this Article 14, Purchaser agrees to indemnify, defend, and hold harmless Seller and its officers, directors, shareholders, employees, agents and other Affiliates (collectively, the "Seller Indemnitees") from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Seller Indemnities arising out of:

                  (a) the breach of any representation or warranty of Purchaser contained in or made pursuant to this Agreement or any other Acquisition Document or in any certificate, Schedule, or Exhibit furnished by Purchaser in connection herewith or therewith;

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                  (b) the breach of any covenant or agreement of Purchaser
contained in or made pursuant to this Agreement or any other Acquisition Document; and

                  (c) any (i) Assumed Liability and (ii) liability arising out of the operation of the Acquired Assets by Purchaser on or after the Closing Date, except for any liability against which Purchaser is entitled to indemnification pursuant to Section 14.1, (iii) liability arising as a result of termination of Cyber Technologies employees or as a result of failure to comply with laws and contractual obligations associated with such employees, and (iv) liability arising out of Purchaser's termination of employment of employees, following the Closing Date, including without limitation, claims arising under WARN or similar state law or for violations under the National Labor Relations Act.

         Any claim that could be asserted as a breach of a representation or warranty under Section 14.2(a) above and also under Section 14.2(c) above shall be deemed asserted under Section 14.2(c) and not under Section 14.2(a).

         14.3 PROCEDURES FOR INDEMNIFICATION. As used herein, the term "Indemnitor" means the party against whom indemnification hereunder is sought, and the term "Indemnitee" means the party seeking indemnification hereunder.

                  (a) A claim for indemnification hereunder ("Indemnification Claim") shall be made by the Indemnitee by delivery of a written declaration to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim (as hereinafter defined), containing (by attachment or otherwise) such other information as the Indemnitee shall have concerning such Third Party Claim.

                  (b) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 14.4 hereof shall be observed by the Indemnitee and the Indemnitor.

                  (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) business days to object to such Indemnification Claim by delivery of a written notice of such objection to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim shall be paid in accordance with Section 14.3(d) hereof. If an objection is timely interposed by the Indemnitor, then the Indemnitee and the Indemnitor shall negotiate in good faith for a period of sixty (60) business days from the date (such period is hereinafter referred to as the "Negotiation Period") the Indemnitee receives such objection. After the Negotiation Period, if the Indemnitor and the Indemnitee still cannot agree on an Indemnification Claim, the Indemnitor and Indemnitee shall jointly submit the dispute concerning such Indemnification Claim for resolution as provided in Section 15.1 below; provided, however, nothing herein shall prevent the parties from seeking equitable or injunctive relief in a court of equity with respect to such dispute.

                  (d) Upon determination of the amount of an Indemnification Claim that is binding on both the Indemnitor and the Indemnitee, the Indemnitor shall pay the amount of such Indemnification Claim by check within ten (10) days of the date such amount is determined.

         14.4 DEFENSE OF THIRD PARTY CLAIMS. Should any claim be made, or suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against the Indemnitee which, if prosecuted successfully, would be a matter for which the Indemnitee is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

                  (a) The Indemnitor shall have thirty (30) days (or such lesser time as may be necessary to comply with statutory response requirements for Litigation claims) from receipt of the Indemnification Claim (the "Notice Period") to notify the Indemnitee, (i) whether or not the Indemnitor disputes its liability to the Indemnitee with respect to such claim, and (ii) notwithstanding any such dispute, whether or not the Indemnitor desires, at its sole cost and expense, to defend the Indemnitee against such claim.

                           (i) In the event that the Indemnitor notifies the
Indemnitee within the Notice Period that it desires to defend the Indemnitee against such claim then, except as hereinafter provided, the Indemnitor shall have the right to defend the Indemnitee by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnitor to a final conclusion in such a manner as to minimize the risk of the Indemnitee becoming subject to liability for any other significant matter. If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If any such claim or the litigation or resolution of any such claim involves the administration of the tax returns and responsibilities of the Indemnitee under the tax laws or a dispute with a significant customer or supplier of the Business, then the Indemnitee shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Indemnitor. If the Indemnitee should elect to exercise such right, the Indemnitor shall have the right to participate in, but not control, the defense or settlement of such claim at its sole cost and expense.

                           (ii) Except where the Indemnitor (A) timely elects to
defend the Indemnitee against such claim or demand (in which case Section 14.4(a)(i) shall govern), or (B) Indemnitor disputes its liability in a timely manner under this Section 14.4, the Indemnitor shall be conclusively liable for the amount of any Loss resulting from such claim or defense which is unsuccessful as determined by a final, nonappealable judgment.

                  (b) The Indemnitee and the Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing, without expense to the Indemnitor, management employees of the Indemnitee as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witness in any proceeding relating to such claim.

         14.5 SETTLEMENT OF THIRD PARTY CLAIMS. No settlement of a Third Party Claim involving the asserted liability of the Indemnitee under this Article 14 shall be made without the prior written consent by or on behalf of the Indemnitee, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the Indemnitee has not responded within twenty (20) business days of written notice of a proposed settlement. In the event of any dispute regarding the reasonableness of a proposed settlement, the party that will bear the larger financial loss resulting from such settlement shall make the final determination in respect thereto, which determination shall be final and binding on all involved parties.

         14.6 DURATION. The indemnification rights of the parties hereto for Losses resulting from a breach of representations and warranties contained in this Agreement or any other Acquisition Document (other than the representations and warranties of Seller and the Shareholder set forth in Sections 5.2, 5.12,
5.18 and 5.19 and any warranties and representations of Seller and Shareholder in Article 5 as to title to any of the Acquired Assets) are subject to the condition that the Indemnitor shall have received written notice of the Losses for which indemnity is sought within two (2) years after the Closing Date. The indemnification rights of Purchaser for Losses resulting from a breach of representations and warranties of the Seller and the Shareholder set forth in
Section 5.12 or under Section 14.1(e) are subject to the condition that the Indemnitor shall have received written notice of the Losses for which indemnity is sought within ten (10) years of the Closing Date. The indemnification rights of Purchaser for Losses resulting from a breach of representations and warranties of the Seller and the Shareholder set forth in Section 5.18 are subject to the condition that the Indemnitor shall have received notice of the Loss for which indemnity is sought not later than ninety (90) days after the expiration of the period in which the relevant taxing authority could assert a claim for deficiency or failure to comply with applicable laws, rules, regulations or ordinances of such taxing authority; and the indemnification rights of Purchaser for Losses resulting from the breach of any representations and warranties of Seller and the Shareholder set forth in 5.19 or under Section 14.1(f) are subject to the condition that the Indemnitor shall have received written notice of the Losses for which indemnity is sought prior to the expiration of the applicable statute of limitations for the assertion by third parties (including Governmental Authority) of claims that would give rise to Losses subject to indemnification under Sections 14.1(a) or (f). The indemnification rights of Purchaser for Losses resulting from a breach of the representation and warranty set forth in Section 5.2 or from a breach of any representation and warranty of Seller or Shareholder with respect to title to any of the Acquired Assets shall be effective for all purposes hereunder without limitation as to the time within which such notice may be given. The indemnification rights of Purchaser under Sections 14.1(b), (c), (d) and (g) and of Seller and Shareholder under Sections 14.2(b) and (c) shall be effective for all purposes hereunder without limitation as to the time in which notice of the Loss for which indemnity is sought may be given.

         14.7 LIMITATIONS.

                  (a) The Indemnitor shall be obligated to indemnify the Indemnitee only when the aggregate of all Losses suffered or incurred by the Indemnitee as to which a right of indemnification is provided under this Article 14 exceeds Two Hundred Fifty Thousand Dollars ($250,000) (the "Threshold Amount"). After the aggregate of all Losses suffered or incurred by the Indemnitee exceeds the Threshold Amount, the Indemnitor shall be obligated to indemnify the Indemnitee for all such Losses without reduction by the Threshold Amount. Notwithstanding the above, (i) the Threshold Amount limitation shall not apply to the indemnification rights of the parties hereto for Losses resulting from those liabilities described in Sections 14.1(b), 14.1(c), 14.1(d), 14.1(e), 14.1(f), 14.1(g), 14.2(b) and 14.2(c) or for Losses resulting from a breach of the representations and warranties of Seller and Shareholder set forth in Sections 5.2, 5.12, 5.18 and 5.19 and the representations and warranties of Seller and Shareholder in Article 5 as to title to any of the Acquired Assets.

                  (b) The Indemnitor shall not be liable for Losses in excess of the actual Losses suffered by the Indemnitee as a result of the act, circumstance, or condition for which indemnification is sought net of any insurance proceeds received by the Indemnitee or any tax benefits realized by the Indemnitee as a result of the Losses for which indemnification is claimed.

                  (c) With the exception of claims for fraud, the remedies provided in this Article 14 for breaches of representations, warranties and covenants contained herein constitute the sole and exclusive remedies available to the parties with respect to such breaches and the transaction contemplated hereby in law or equity.

                  (d) In no event shall Seller's and Shareholder's combined aggregate liability under this Article 14 exceed the total amount of the Purchase Price received under Section 3.1, and Seller's and Shareholder's combined aggregate liability under Section 14.1(a) for the breach of the representations and warranties contained in Section 5.12 and under Section 14.1(e) shall not exceed Twenty Million Dollars ($20,000,000).

         14.8 ADJUSTMENT TO PURCHASE PRICE. Any payment of an Indemnification Claim hereunder shall be accounted for as an adjustment to the Purchase Price.

                                   ARTICLE 15
                               GENERAL PROVISIONS

         15.1 ARBITRATION.

                  (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms (other than the resolution of an Objection, which shall be resolved as provided in Section 3.2) shall, subject to Section 15.1(i) below, be settled by binding arbitration held in Atlanta, Georgia in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 15.1. The interpretation and enforceability of this Section 15.1 shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. ss. 1-16.

                  (b) If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed Two Hundred Thousand Dollars

$200,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator.

                  (c) The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests (with a simultaneous copy to the other parties) within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

                  (d) The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys' fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

                  (e) Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction.

                  (f) All proceedings under this Section 15.1, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

                  (g) The fact that the dispute resolution procedures specified in this Section 15.1 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement or any Acquisition Document and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement or any Acquisition Document that may be available to any party.

                  (h) All applicable statutes of limitation shall be tolled while the procedures specified in this Section 15.1 are pending. The parties will take such action, if any, required to effectuate such tolling.

                  (i) Prior to submitting any dispute, claim or controversy arising out of or relating to this Agreement, or any contract or agreement entered into pursuant to this Agreement, to arbitration as provided in Section 15.1(a) above, either of the parties may require the other to submit the reasons for its position, in writing, and then to enter into good faith negotiations to attempt to resolve the disagreement. Either party shall have the right, at any time, to request review of such matter by an appropriate senior executive officer of each party ("Executive Review"). A party shall exercise its right to request Executive Review by providing a written notice to the other party. The senior executive officers of each party shall meet within thirty (30) days of the date such notice is delivered to the other party, and shall engage in good faith efforts to resolve the disagreement for a period of up to thirty (30) days following such initial meeting. If any dispute or disagreement has not been resolved by Executive Review within such thirty

(30) day period, such unresolved dispute or disagreement shall be submitted to arbitration as provided in Section 15.1(a) above.

         15.2 FEES AND EXPENSES. Except as specifically provided in this Agreement, Seller and Purchaser each shall pay their respective fees and expenses in connection with the transactions contemplated by this Agreement. Purchaser shall pay for any and all owner's title insurance policies, surveys and fees related to the title insurance company's participation in the Closing in connection with the Acquired Assets. Notwithstanding anything to the contrary set forth herein, Seller shall not pay any Excluded Liabilities or any fees or expenses incurred by Seller in connection with the transactions contemplated by this Agreement by using the Acquired Assets or any portion thereof, and if prior to the Effective Time a portion of the Acquired Assets (excluding proceeds from sales of Inventory in the ordinary course of business) is used to pay any Excluded Liabilities, or any of such fees and expenses, Seller shall reimburse Purchaser by the amount of Acquired Assets so used.

         15.3 NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing (which shall include communications by telex and telecopy) and shall be delivered (a) in person or by courier or overnight service, (b) mailed by first class registered or certified mail, postage prepaid, return receipt requested, or (c) by facsimile transmission, as follows:

                  (a)      If to Seller or Shareholder:

                           General Cable Corporation
                           4 Tesseneer Drive
                           Highland Heights, Kentucky  41076
                           Attention:   Robert Siverd, Esq.
                           Telephone:   (859) 572-8890
                           Facsimile:   (859) 572-8444

                  with a copy (which shall not constitute notice) to:

                           Blank Rome Comisky & McCauley LLP
                           One Logan Square
                           Philadelphia, Pennsylvania  19103
                           Attention:   Frederick Lipman, Esq.
                           Telephone:   (215) 569-5518
                           Facsimile:   (215) 832-5518

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

                  (b)      If to Purchaser:

                           Southwire Company
                           One Southwire Drive
                           Carrollton, Georgia  30119
                           Attention:   General Counsel
                           Telephone:   (770) 832-4242
                           Facsimile:   (770) 832-4249

                  with a copy (which shall not constitute notice) to:

                           Alston & Bird LLP
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia  30309
                           Attention:   Sidney J. Nurkin, Esq.
                           Facsimile:   (404) 881-4777

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 15.3. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

         15.4 ASSIGNMENT; BINDING EFFECT. Except as provided in this Section 15.4, prior to the Closing, this Agreement shall not be assignable by any of the parties hereto without the written consent of the other; provided, however, that
(a) at the Closing Purchaser may assign all of its rights to be indemnified as provided in Article 14 to any lender or lenders providing financing to Purchaser subject to all of the provisions hereof and all rights, remedies and defenses that Seller could assert against Purchaser, and (b) after the Closing, Purchaser may assign its interest in this Agreement to any person or entity (subject to all rights, remedies and defenses that Seller or Shareholder could assert against Purchaser) without the consent of Seller or Shareholder. From and after any such assignment, the word "Purchaser" shall mean such assignee. No such assignment shall relieve Purchaser of its obligations hereunder. Except as permitted by Section 11.17(b) hereof, any assignment must be as to the whole of Purchaser's interest in this Agreement, and no assignment can be made to an individual or entity who or which does not also acquire the Acquired Assets simultaneously with such assignment.

         15.5 NO BENEFIT TO OTHERS. The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article 14 hereof, the Purchaser Indemnitees and the Seller Indemnitees and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

         15.6 HEADINGS, GENDER, AND "PERSON". All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, Governmental Authority or body, association, unincorporated organization or any other entity.

         15.7 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

         15.8 INTEGRATION OF AGREEMENT. This Agreement supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, supplement or termination is sought.

         15.9 TIME OF ESSENCE. Time is of the essence in this Agreement.

         15.10 GOVERNING LAW. This Agreement shall be construed under the laws of the State of Georgia; provided, however, that any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against any of the parties in the United States District Court for the Northern District of Georgia, Atlanta Division if it has or can acquire jurisdiction, and each of the Parties consents to the jurisdiction of such court (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

         15.11 PARTIAL INVALIDITY. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         15.12 INVESTIGATION. Purchaser acknowledges that its officers, directors, employees and authorized representatives and agents have been given an opportunity to examine the agreements, instruments, documents and other information, including the Acquired Assets, that they have requested to examine. The parties acknowledge and agree that Purchaser has specifically bargained for the benefit and protection of the representations and warranties of the Seller and the Shareholder contained in Article 5 hereof and that any inspection, preparation, or compilation of information or Schedules, or audit of the inventories, properties, financial condition, or other matters relating to Seller conducted by or on behalf of Purchaser pursuant to this Agreement shall in no way limit, affect, or impair the ability of Purchaser to rely upon the representations, warranties, covenants, and agreements of Seller or Shareholder set forth herein, unless Purchaser shall have actual knowledge at the time of Closing of any facts, circumstances or events that cause any such representation, warranty, covenant or agreement of Seller or Shareholder herein to be untrue as of that time. Any disclosure made on one Schedule shall not be deemed made on any other Schedule, unless appropriate cross-referencing is made. The covenants and representations and warranties of Seller and Purchaser shall survive the Closing and the execution and delivery of all instruments of conveyance for the periods set forth in Section 14.6.

         15.13 DEFINITION OF "KNOWLEDGE". The phrases "to the knowledge of Seller", "Seller has not received notice", "to Seller's knowledge", "Seller has not been notified," "Seller is not aware" and any other similar phrases as used in this Article 5 refer to managerial employees of Seller and Shareholder having job titles or descriptions of plant manager, facilities manager, manufacturing manager or engineering manager or higher and, as to specific areas which are the subject of the representations and warranties, those employees of Seller and Shareholder having management or operational responsibilities related to such specific areas.

         15.14 PATRONAGE. Notwithstanding anything to the contrary expressed herein, no representation or warranty of Seller or Shareholder with respect to the Business shall be deemed or construed to constitute any representation or warranty by such parties as to the level of business or patronage of customers that Purchaser will or may enjoy following the Closing from Purchaser's operation of the Acquired Assets or from the conduct by Purchaser following the Closing of a business like or similar to the Business.

                    (signatures appear on the following page)

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.

                                   PURCHASER:

                                   SOUTHWIRE COMPANY


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------



                                   SELLER:

                                   GENERAL CABLE INDUSTRIES, INC.

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------



                                  SHAREHOLDER:

                                  GENERAL CABLE CORPORATION


                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------



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